                                                                 Exhibit 10.12









                        LIMITED LIABILITY COMPANY AGREEMENT

                                        OF

                        THE ROSEBUD MINING COMPANY, L.L.C.


                       A DELAWARE LIMITED LIABILITY COMPANY



                         EFFECTIVE AS OF September 6, 1996

                                 TABLE OF CONTENTS

  ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2  Cross References  . . . . . . . . . . . . . . . . . . . . . . .    9

  ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

  FORMATION OF COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       2.1  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       2.2  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       2.3  Principal Place of Business . . . . . . . . . . . . . . . . . .   10
       2.4  Registered Office and Registered Agent  . . . . . . . . . . . .   10

  ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

  PURPOSES AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       3.1  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       3.2  Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       3.3  Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       3.5  Implied Covenants . . . . . . . . . . . . . . . . . . . . . . .   11
       3.6  No Third Party Beneficiary Rights . . . . . . . . . . . . . . .   11

  ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

  REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS . . . . . . . . . . . . .   12
       4.1  Representations and Warranties of Both Members  . . . . . . . .   12
       4.2  Representations and Warranties of Hecla . . . . . . . . . . . .   12
       4.3  Representations and Warranties of SFPG  . . . . . . . . . . . .   14
       4.4  Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.5  Record Title  . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.6  Loss of Title . . . . . . . . . . . . . . . . . . . . . . . . .   16
            4.7  Payment of Royalties . . . . . . . . . . . . . . . . . . .   16
       4.8  Indemnity Concerning the Twin Creeks Plant  . . . . . . . . . .   16
       4.9  Indemnity Concerning the Euro-Nevada Option Agreement . . . . .   16
       4.10 Indemnities/Limitation of Liability . . . . . . . . . . . . . .   17

  ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

  CONTRIBUTIONS BY MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . .   18
       5.1  Members' Initial Contributions  . . . . . . . . . . . . . . . .   18
       5.2  Funding of Operations . . . . . . . . . . . . . . . . . . . . .   18
       5.3  Processing of Ores  . . . . . . . . . . . . . . . . . . . . . .   19

  ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

  INTERESTS OF MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       6.1  Initial Ownership Interests . . . . . . . . . . . . . . . . . .   20
       6.2  Changes in Ownership Interests  . . . . . . . . . . . . . . . .   20
       6.3  Voluntary Reduction in Ownership  . . . . . . . . . . . . . . .   21
       6.4  Conversion of Minority Interest . . . . . . . . . . . . . . . .   24

       6.5  Continuing Liabilities Upon Adjustments of Ownership Interests    24
       6.6  Grant of Security Interests . . . . . . . . . . . . . . . . . .   25

  ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

  Management Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       7.1  Management  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       7.2  Organization and Composition of the Management Board  . . . . .   26
       7.3  Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7.4  Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7.5  Action Without Meeting  . . . . . . . . . . . . . . . . . . . .   27
       7.6  Matters Requiring Special Approval of Management Board  . . . .   27
       7.7  Activities During Deadlock  . . . . . . . . . . . . . . . . . .   28
       7.8  Financial Audits  . . . . . . . . . . . . . . . . . . . . . . .   28

  ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

  POWERS AND DUTIES OF MANAGERS . . . . . . . . . . . . . . . . . . . . . .   28
       8.1  Powers and Duties of Manager for Mining . . . . . . . . . . . .   28
       8.2  Powers and Duties of Manager for Processing . . . . . . . . . .   32
       8.3  Powers and Duties of Manager for Exploration  . . . . . . . . .   34
            8.4  Cash Calls . . . . . . . . . . . . . . . . . . . . . . . .   36
       8.5  Limited Authority To Bind Company . . . . . . . . . . . . . . .   36
       8.6  Liability for Certain Acts, Indemnities . . . . . . . . . . . .   36
       8.7  Managers and Members Have No Exclusive Duty to Company  . . . .   37
       8.8  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . .   37
       8.9  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       8.10 Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       8.11 Vacancies and Replacements  . . . . . . . . . . . . . . . . . .   38
       8.12 Compensation, Reimbursement, Organization Expenses. . . . . . .   38
       8.13 Right to Rely on the Managers . . . . . . . . . . . . . . . . .   39

  ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

  RIGHTS AND OBLIGATIONS OF MEMBERS . . . . . . . . . . . . . . . . . . . .   39
       9.1  Limitation of Liability . . . . . . . . . . . . . . . . . . . .   39
       9.2  List of Members . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.3  Approval of Sale of All Assets  . . . . . . . . . . . . . . . .   39
       9.4  Company Books . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.5  Priority and Return of Capital  . . . . . . . . . . . . . . . .   40
            9.6  Rights on Failure of a Member to Pay a Cash Call . . . . .   40
       9.7  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . .   42

  ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

  PROGRAMS AND BUDGETS  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       10.1 Initial Programs and Budgets  . . . . . . . . . . . . . . . . .   42


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

       10.2 Operations Pursuant to Programs and Budgets . . . . . . . . . .   42
       10.3 Preparation and Presentation of Programs and Budgets  . . . . .   42
       10.4 Review and Approval of Proposed Programs and Budgets  . . . . .   43
       10.5 Deadlock on Proposed Programs and Budgets . . . . . . . . . . .   43
       10.6 Election to Participate . . . . . . . . . . . . . . . . . . . .   44
       10.7 Budget Overruns; Program Changes  . . . . . . . . . . . . . . .   44
       10.8 Emergency or Unexpected Expenditures  . . . . . . . . . . . . .   44

  ARTICLE 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

  ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS . . . . . .   45
       11.1 Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . .   45
       11.2 Allocations to Members  . . . . . . . . . . . . . . . . . . . .   45
       11.3  Agreement Not to Cause a Tax Termination . . . . . . . . . . .   48
       11.4 Special Allocations.  . . . . . . . . . . . . . . . . . . . . .   48
       11.5 Distributions . . . . . . . . . . . . . . . . . . . . . . . . .   49
       11.6 Limitation Upon Distributions . . . . . . . . . . . . . . . . .   49
        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       11.7 Interest On and Return of Capital Contributions . . . . . . . .   50
       11.8 Loans to Company  . . . . . . . . . . . . . . . . . . . . . . .   50
        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       11.9 Records, Audits and Reports . . . . . . . . . . . . . . . . . .   50
       11.10 Returns and Other Elections  . . . . . . . . . . . . . . . . .   50
       11.11 Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . .   50
       11.12 Capital Accounts . . . . . . . . . . . . . . . . . . . . . . .   51

  ARTICLE 12  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

  ACQUISITIONS WITHIN AREA OF INTEREST  . . . . . . . . . . . . . . . . . .   52
       12.1 General . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       12.2 Notice to Nonacquiring Member . . . . . . . . . . . . . . . . .   52
       12.3 Option Exercised  . . . . . . . . . . . . . . . . . . . . . . .   52
       12.4 Option Not Exercised  . . . . . . . . . . . . . . . . . . . . .   53

  ARTICLE 13  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

  ABANDONMENT AND SURRENDER OF PROPERTIES . . . . . . . . . . . . . . . . .   53
       13.1 Surrender or Abandonment of Property  . . . . . . . . . . . . .   53
       13.2 Reacquisition . . . . . . . . . . . . . . . . . . . . . . . . .   53

  ARTICLE 14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       14.1 General . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       14.2 Exceptions  . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       14.3 Duration of Confidentiality . . . . . . . . . . . . . . . . . .   54

  ARTICLE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

  TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       15.1 General . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       15.2 Preemptive Right  . . . . . . . . . . . . . . . . . . . . . . .   55

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

       15.3 Exceptions to Preemptive Right  . . . . . . . . . . . . . . . .   55
       15.4 Consent to Transfer . . . . . . . . . . . . . . . . . . . . . .   56

  ARTICLE 16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

  ADDITIONAL MEMBERS, SEPARATE OPERATING AREAS  . . . . . . . . . . . . . .   56
       16.1 Additional Members  . . . . . . . . . . . . . . . . . . . . . .   56
       16.2 Separate Operating Areas  . . . . . . . . . . . . . . . . . . .   57

  ARTICLE 17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

  DISSOLUTION, WINDING UP AND CANCELLATION  . . . . . . . . . . . . . . . .   57
       17.1 Dissolution and Withdrawal  . . . . . . . . . . . . . . . . . .   57
       17.2 Winding Up, Liquidation and Distribution of Assets. . . . . . .   58
       17.3 Non-Compete Covenants . . . . . . . . . . . . . . . . . . . . .   59
       17.4 Certificate of Cancellation . . . . . . . . . . . . . . . . . .   60
       17.5 Return of Contribution Nonrecourse to Other Members . . . . . .   60

  ARTICLE 18  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       18.1  Resolution of Disputes . . . . . . . . . . . . . . . . . . . .   60
       18.2  General Provisions Concerning Arbitration  . . . . . . . . . .   60
       18.3   Special  Arbitration  Procedures  for Matters  Arising  Under
            Subsection 10.5(b)  . . . . . . . . . . . . . . . . . . . . . .   61

  ARTICLE 19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

  MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . .   62
       19.1 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       19.2 Application of Delaware Law . . . . . . . . . . . . . . . . . .   63
       19.3 Waiver of Action for Partition  . . . . . . . . . . . . . . . .   63
       19.4 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       19.5 Execution of Additional Instruments . . . . . . . . . . . . . .   63
       19.6 Construction  . . . . . . . . . . . . . . . . . . . . . . . . .   63
       19.7 Headings and Pronouns . . . . . . . . . . . . . . . . . . . . .   63
       19.8 Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       19.9 Rights and Remedies Cumulative  . . . . . . . . . . . . . . . .   64
       19.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . .   64
       19.11 Successors and Assigns . . . . . . . . . . . . . . . . . . . .   64
       19.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   64
            19.13 Force Majeure . . . . . . . . . . . . . . . . . . . . . .   64
       19.14 Rule Against Perpetuities  . . . . . . . . . . . . . . . . . .   65
       19.15 Investment Representations . . . . . . . . . . . . . . . . . .   65









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

                        LIMITED LIABILITY COMPANY AGREEMENT

       This Limited Liability Company Agreement ("Agreement") is made and entered into as of this 6th day of September, 1996, by and between Santa Fe Pacific Gold Corporation, a Delaware corporation ("SFPG")" and Hecla Mining Company, a Delaware corporation (Hecla").

                                     RECITALS:

       Hecla owns and operates the Hecla Properties (as herein defined). Hecla has caused plans and budgets to be prepared for the development, construction and life-of-mine operation of the Rosebud Mine (as herein defined) and SFPG has reviewed such plans and budgets. Hecla and SFPG desire to jointly develop and operate the Rosebud Mine.

       SFPG owns and operates the Twin Creeks Plant (as herein defined). SFPG has caused plans and budgets to be prepared for processing ores from the Rosebud Mine at the Twin Creeks Plant and Hecla has reviewed such plans and budgets. Hecla and SFPG desire to arrange with SFPG to process ores from the Rosebud Mine at the Twin Creeks Plant or another processing facility owned by SFPG in the State of Nevada.

       SFPG also owns and operates the SFPG Properties (as herein defined). Hecla and SFPG desire jointly to explore, and, if warranted, jointly to develop and operate the SFPG Properties and those portions of the Hecla Properties not included within the Rosebud Mine.

       SFPG and Hecla formed The Rosebud Mining Company, L.L.C. (the "Company") to develop and operate the Rosebud Mine, to arrange for the processing of ores produced therefrom, to explore other properties within the Area of Interest (as herein defined); and to acquire, own, explore, manage, operate, and dispose of other assets.

       A certificate of formation for the Company was filed with the Secretary of State of Delaware on August 21, 1996.

                                    AGREEMENT:

       Hecla and SFPG agree as follows:


                                     ARTICLE 1

                                    DEFINITIONS

            1.1 DEFINITIONS. The following terms used in this Agreement shall have the meanings assigned to them in this Article (unless otherwise expressly provided herein);

            (a) "ACT" shall mean the Delaware Limited Liability Company Act, as amended from time to time, or any corresponding provisions of succeeding law.

            (b) "ACCOUNTING PROCEDURE" shall mean the document attached hereto as Exhibit N.

            (c) "ACTUAL CASH PROCESSING COSTS" shall mean all costs of the types set forth in set forth in Exhibit M, actually incurred or accrued by SFPG in Processing the Rosebud Ores and Other Ores, during the relevant accounting period.

            (d) "ADOPTED PROGRAM AND BUDGET" shall mean a Program and Budget adopted by the Management Board pursuant to Section 10.4, approved by the Members pursuant to Section 10.5(a), or determined by arbitration pursuant to
  Section 10.5(b) and Article 18, and includes the Mine Construction Program and Budget, the Plant Construction Program and Budget and the initial Exploration Program and Budget referred to in Section 10.1(b). An Adopted Program and Budget may include both Investment Costs and Operational Costs.

            (e) "AFFILIATE" shall mean, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or (ii) any Person owning or controlling thirty percent (30%) or more of the outstanding voting interests of such Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            (f)  "AGREEMENT"  shall   mean   this  Limited   Liability   Company
  Agreement, including all amendments and modifications thereof, and all exhibits attached hereto, which are incorporated herein by this reference.

            (g) "ALTERNATE PROCESSING PLANT" shall mean any ore processing facility located in Humboldt County, Nevada, now or hereafter owned or controlled by SFPG or an Affiliate of SFPG.

            (h)  "AREA OF INTEREST" shall mean the area described in Exhibit C.

            (i) "ASSETS" shall mean the Properties, Products and all other real and personal property, tangible and intangible, held by or for the benefit of the Company.

            (j) "AVAILABLE PLANT CAPACITY" shall mean the capacity of the Twin Creeks Plant, measured in Tons Per Day and determined monthly in advance, determined in accordance with the following formula: APC = 1000 - R; where "APC" equals the Available Plant Capacity, and "R" equals the Tons Per Day of Rosebud Ores projected to be available for Processing in such month in accordance with the Adopted Programs and Budgets.

            (k) "BUDGET" shall mean a detailed estimate of all costs to be incurred by the Company with respect to a Program and a schedule of cash advances to be made by the Members.

            (l) "CAPITAL ACCOUNT" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Section 11.12.

            (m) "CAPITAL CONTRIBUTION" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

            (n)  "CASH CALL" shall have the meaning set forth in Section 8.4.

            (o)  "CASH MARGIN" shall have the meaning set forth in Exhibit L.

            (p) "CERTIFICATE" shall mean the Certificate of Formation of The Rosebud Mining Company, L.L.C. as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

            (q) "CODE" shall mean the Internal Revenue Code of 1986 or corresponding provisions of any subsequent, superseding federal revenue laws.

            (r)  "COMPANY" shall mean The Rosebud Mining Company, L.L.C.

            (s)  "COMPANY  LIABILITY"   shall  mean  all  costs,   expenses  and
  liabilities of every type and nature for which the Company is or becomes liable, but for which, under the Act, the Members are not personally liable.

            (t) "CONTINUING OBLIGATIONS" shall mean any obligations, costs, responsibilities or liabilities, that are reasonably expected to continue or arise after Operations on a particular area of the Properties have ceased or are suspended, such as future monitoring, stabilization, or Environmental Compliance.

            (u)  "COVER  PAYMENT"  shall  mean  the  amount,  if  any,  a   non-
  defaulting Member advances pursuant to Section 9.6(a) on behalf of a Member that has defaulted in making a Cash Call.

            (v) "DEVELOPMENT" shall mean, with respect to any portion of the Properties, all activities subsequent to and other than Exploration necessary to allow the classification of a Mineral Resource as a Mineral Reserve, including the preparation of feasibility studies, and all preparation for the removal and recovery of Rosebud Ores and Other Ores, including the construction or installation of any improvements to be used for the Mining, of such ores.

            (w) "DILUTING MEMBER" shall have the meaning set forth in Section 6.3(a).

            (x) "DILUTION BASE" shall have the meaning set forth in Section 6.3(a).

            (y) "DISTRIBUTABLE CASH" shall mean all cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such Financial Reserves as the Management Board reasonably deems necessary to the proper operation of the Company's business.

            (z) "DISTRIBUTIONS" shall mean all distributions in cash, Products or other property.

            (aa) "ENCUMBRANCE" shall mean any mortgage, deed of trust, security interest, pledge, lien, royalty, overriding royalty interest, or other burden or liability of any nature.

            (ab) "ENTITY" shall mean any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

            (ac) "ENVIRONMENTAL COMPLIANCE" shall mean actions performed during or after Operations to comply with the requirements of Environmental Laws or with contractual commitments or obligations relating to the reclamation of lands affected by Operations or compliance with Environmental Laws.

            (ad) "ENVIRONMENTAL DAMAGE" shall mean damage or threatened damage to the air, soil, surface waters, groundwater, or other natural resources on, above, under or in the general vicinity of the Properties.

            (ae) "ENVIRONMENTAL LAWS" shall mean Laws aimed at the reclamation of mined or disturbed lands; abatement of pollution; protection of the environment; ensuring public safety from environmental hazards; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            (af) "EXPLORATION" shall mean, with respect to any portion of the Properties, all activities, prior to and other than Development, directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of minerals and establishing the existence of a Mineral Resource.

            (ag) "FINANCIAL RESERVES" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

            (ah) "FISCAL YEAR" shall mean the Company's fiscal year, which shall be the calendar year.

            (ai) "FORCE MAJEURE" shall have the meaning set forth in Section 19.13.

            (aj) "HECLA"   shall   mean  Hecla   Mining   Company,  a   Delaware
  corporation.

            (ak) "HECLA PROPERTIES" shall mean the Properties identified in Subparagraph 1.1 of Exhibit A.

            (al) "INVESTMENT COSTS" shall mean costs which relate to the incurrence of expenditures for the acquisition or replacement of capital assets, and require a contribution therefor by the Members.

            (am) "KNOWLEDGE" shall mean, with respect to a representation and warranty of a Member, actual knowledge on the part of the officers, employees and agents of the Member or of facts that would reasonably lead to the indicated conclusions.

            (an) "LAW" or "LAWS" shall mean all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, including Environmental Laws.

            (ao) "MAJORITY INTEREST" shall mean one or more interests of Members which taken together exceed 50% of the aggregate of all Voting Interests.

            (ap) "MANAGEMENT BOARD"  shall  mean  the  Board  established  under
  Article 7.

            (aq) "MANAGER" shall mean one or more of the managers. Specifically, "MANAGER FOR MINING" shall mean Hecla or any Member that succeeds it in that capacity, and "MANAGER FOR PROCESSING" and "MANAGER FOR EXPLORATION" shall mean SFPG or any Member that succeeds it in that capacity.


            (ar) "MATERIAL LOSS" shall have the meaning set forth in Section 4.10(a).

            (as) "MEMBER" shall mean each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become a Member.

            (at) "MEMBER LIABILITY" shall mean any obligation, responsibility, cost or liability for which a Member becomes personally liable as a result of Operations of the Company, but excludes Company Liability.

            (au) "MINE  COMPLETION  TEST"  shall  mean   the  criteria  for  the
  construction and completion of the Rosebud Mine specified in Exhibit O.

            (av) "MINE CONSTRUCTION PROGRAM AND BUDGET" shall mean the Program and Budget for (i) the Development of the Rosebud Mine and (ii) for Mining at the Rosebud Mine from the commencement of Mining through December 31, 1997, attached as Exhibit I, together with any revisions thereto or modifications thereof adopted as herein provided.

            (aw) "MINERAL RESERVE" shall  have the meaning set forth  on Exhibit
  R.

            (ax) "MINERAL RESOURCE" shall  have the meaning set forth on Exhibit
  R.

            (ay) "MINING" shall mean the mining, extracting, producing, and handling of Rosebud Ores and Other Ores, but shall exclude Processing.

            (az) "NET  RETURNS"   shall  mean  certain   amounts  calculated  as
  provided  in Exhibit  D,  which may  be payable  to  a withdrawn  Member under
  Section 9.6(c)(ii).

            (ba) "NET   RETURNS   ROYALTY"  shall   mean  a   royalty  interest,
  calculated as provided in Exhibit D, which shall be conveyed to a withdrawn Member under the circumstances set forth in Section 6.4.
            (bb) "NOTICE" shall have the meaning set forth in Section  19.1.

            (bc) "OPERATIONAL COSTS" shall mean costs which relate to normal ongoing Operations for Development, Mining or Processing (but not for Exploration), and require a contribution therefor by the Members.

            (bd) "OPERATIONS" shall mean the activities carried out by or for the Company under this Agreement.

            (be) "OWNERSHIP INTEREST" shall mean a Member's interest in the Company as such interest may from time to time be adjusted hereunder. Ownership Interests shall be calculated to five decimal places and rounded to four decimal places as follows: Decimals of .00005 or more shall be rounded up (e.g., 1.55519% rounded to 1.5552%); decimals of less than .00005 shall be rounded down (e.g., 1.55514% rounded to 1.5551%).

            (bf) "OTHER ORES" shall mean all ores, other than Rosebud Ores, produced from the Properties, (including any such ores from a Separate Operating Area designated under Section 16.2) which can be mined by and Processed for the Company, during the Processing Period, at any positive Cash Margin, which are of a grade, mineralogy and amenability to treatment similar to the Mineral Reserves and Mineral Resources of the Rosebud Mine known to exist as of the date of this Agreement, but shall exclude ores which are to be Processed by heap leaching or similar processes not involving grinding of the ores.

            (bg) "PERSON"  shall  mean  any  individual  or  Entity,  and  shall
  include   the  heirs,   executors,   administrators,  legal   representatives,
  successors, and assigns of such Person where the context so permits.

            (bh) "PLANT COMPLETION TEST" shall mean the criteria for the modification of the Twin Creeks Plant specified in Exhibit P.

            (bi) "PLANT CONSTRUCTION PROGRAM AND BUDGET" shall mean the Program and Budget for (i) the modification of the Twin Creeks Plant and (ii) for Processing of Rosebud Ores from the commencement of Processing through December 31, 1997, attached as Exhibit J, together with any revisions thereto or modifications thereof adopted as herein provided.

            (bj) "PRIME RATE" shall mean the interest rate quoted and published as "Prime" as published in The Wall Street Journal, under the heading "Money Rate," as the rate may change from day to day.

            (bk) "PROCESSING" shall mean the transportation of Rosebud Ores and Other Ores from the Properties to the Twin Creeks Plant or to an Alternate Processing Plant and the treatment, processing, beneficiation, and refining of such ores to produce a dore bullion and "PROCESS" shall mean to so transport, treat, process, beneficiate, and refine Rosebud Ores and Other Ores.

            (bl) "PROCESSING PERIOD" shall have the meaning set forth in Exhibit L.

            (bm) "PRODUCTS" shall mean all Rosebud Ores and Other Ores and all upgraded or refined materials produced by or for the Company from such ores, including dore produced by Processing and refined bullion produced by third party refineries from such dore.

            (bn) "PROGRAM" shall mean a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Managers for a Fiscal Year, or, if directed by the Management Board for any longer period; provided that the Mine Construction Program and Budget and the Plant Construction Program and Budget shall be for the durations therein provided.


            (bo) "PROPERTIES"  shall  mean  the   Hecla  Properties,  the   SFPG
  Properties, and all other interests in real property within the Area of Interest which are acquired and held by the Company.

            (bp) "RECLAMATION  ACCOUNT" shall  have  the  meaning set  forth  in
  Section 8.8.

            (bq) "ROAD  COMPLETION  TEST"  shall  mean   the  criteria  for  the
  improvement and construction of roads specified in Exhibit Q.

            (br) "ROSEBUD MINE" shall mean the mine to be developed and constructed in accordance with the Mine Construction Program and Budget.

            (bs) "ROSEBUD ORES" shall mean all ores produced by the Company from the Mineral Reserves and Mineral Resources of the Rosebud Mine known to exist as of the date of this Agreement and from any extensions thereof or additions thereto which are of a grade, mineralogy and amenability to treatment similar to the Mineral Reserves and Mineral Resources of the Rosebud Mine known to exist as of the date of this Agreement, but shall exclude ores which are to be Processed by heap leaching or similar processes not involving grinding of the ores.

            (bt) "ROSEBUD PROJECT ASSETS"  shall mean (1) the  Hecla Properties,
  (2) all fixtures, shafts, tunnels, workings, wells, improvements and equipment located thereon, including without limitation those items identified  in  Exhibit  E,  (3)  all  information,  reports,  data,  studies, analyses, interpretations, maps, core, samples or other materials relating thereto in the possession or control of Hecla on the date of this Agreement, and (4) all permits, approvals, licenses or authorizations from any governmental agency or authority relating to or affecting the Hecla Properties or the Rosebud Mine.

            (bu) "SFPG"  shall  mean  Santa  Fe   Pacific  Gold  Corporation,  a
  Delaware corporation.

            (bv) "SFPG PROPERTIES" shall mean the Properties identified in Subparagraph 2.1 of Exhibit A.

            (bw) "SECURITY  AGREEMENTS" shall  have  the  meaning set  forth  in
  Section 6.6.

            (bx) "SELLING MEMBER" shall mean any Member which Transfers for consideration all or any portion of its Ownership Interest.

            (by) "TONS PER DAY" shall mean an average number of short tons of ores calculated over a period of thirty (30) days.

            (bz) "TRANSFER" shall mean, when used as a verb, to sell, grant, assign, create an Encumbrance, or otherwise convey, or dispose of or commit to do any of the foregoing or to arrange for substitute performance by an Affiliate or third party, either directly or indirectly; and, when used as a noun, shall mean a sale, grant, Encumbrance, other disposition or substitution of performance.

            (ca) "TREASURY REGULATIONS" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

            (cb) "TWIN CREEKS PLANT" shall mean the ore processing facilities identified in Subparagraph 1.1 of Exhibit B.

            (cc) "VOTING INTEREST" shall mean the right of a Member to vote hereunder which shall be proportionate to a Member's Ownership Interest at the time the vote is taken.

            1.2 CROSS REFERENCES. References to "Articles" refer to Articles of this Agreement. References to "Sections" and "Subsections" refer to sections and subsections of this Agreement. References to "Paragraphs" and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits to this Agreement.

                                     ARTICLE 2

                               FORMATION OF COMPANY

            2.1 FORMATION. On August 21, 1996, SFPG and Hecla organized a Delaware Limited Liability Company by executing and filing the Certificate with the Delaware Secretary of State in accordance with and pursuant to the Act.

            2.2 NAME. The name of the Company is The Rosebud Mining Company, L.L.C.

            2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company within the State of Nevada shall be in Winnemucca, Nevada. The Company may locate its places of business and registered office at any other place or places as the Management Board may from time to time deem advisable.

            2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office and the name of the registered agent at such address shall be as set forth in the Certificate. The registered office and registered agent may be changed from time to time at the direction of the Management Board by filing the address of the new registered office and/or the name of the new registered agent with the Secretaries of State of Nevada and Delaware pursuant to the Act.


                                     ARTICLE 3

                                 PURPOSES AND TERM

            3.1 GENERAL. SFPG and Hecla formed the Company and are entering this Agreement because each believes it is the best available alternative for realizing their mutual goal of reducing the total costs of Exploring the Properties, and of Developing, Mining and Processing Rosebud Ores and Other Ores. Hecla and SFPG intend that the Company economically and efficiently conduct Exploration, Development and Mining and that SFPG economically and efficiently conduct Processing, in a manner consistent with industry practice and with the primary objective of maximizing the economic value of the
  Company's Assets, with due regard for environmental, health and safety considerations and compliance with applicable Laws. In furtherance of the foregoing, SFPG and Hecla hereby enter into this Agreement for the purposes hereinafter stated. All of the rights and obligations of SFPG and Hecla with respect to the Company and all Operations on or in connection with the Properties or in the Area of Interest shall be subject to and governed by this Agreement. If there is any inconsistency between this Agreement and any non-mandatory provision of the Act, the terms and conditions of this Agreement shall govern.

            3.2  PURPOSES.   This Agreement  is entered  into for the  following
  purposes and for no others, and shall serve as the exclusive means by which the Members, or either of them, or the Company accomplish such purposes:

            (a)  to conduct the Development and Mining of the Rosebud Mine,

            (b) to provide for the processing of Rosebud Ores and Other Ores by SFPG at the Twin Creeks Plant or at an Alternate Processing Plant,

            (c) to conduct Exploration at the Rosebud Mine and elsewhere within the Area of Interest,

            (d)  to acquire additional Properties within the Area of Interest,

            (e) to evaluate the possible Development of portions of the Properties, in addition to the Rosebud Mine,

            (f) to engage in Development and Mining Operations on portions of the Properties, in addition to the Rosebud Mine,

            (g) to conduct and complete all necessary Environmental Compliance with respect to the Properties,

            (h)  to preserve and continue the existence of the Company, and

            (i) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

            3.3  LIMITATION.   Unless the  Members otherwise  agree in  writing,
  Operations shall be limited to the purposes described in Section 3.2, and nothing in this Agreement shall be construed to enlarge such purposes.

            3.4 TERM. The Company shall commence on the date of filing of the Certificate and shall have perpetual existence and continue until it is dissolved, wound up and liquidated, as provided in Article 17.

            3.5  IMPLIED COVENANTS.   No covenants  shall be implied in  respect
  to this Agreement or its performance, other than those of good faith and fair dealing.

            3.6 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.

                                     ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

            4.1  REPRESENTATIONS  AND WARRANTIES OF BOTH  MEMBERS.   Each of the
  Members represents and warrants to the other as of the date of this Agreement as follows:

            (a) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

            (b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            (c) it is not subject to any governmental order, judgment, decree, order, sanction or Law that would preclude the permitting or implementation of Operations under this Agreement;

            (d) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

            (e) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

            4.2  REPRESENTATIONS AND WARRANTIES OF HECLA.   Hecla represents and
  warrants to SFPG, effective as of the date of this Agreement:

            (a)  With respect to  those Hecla Properties in which Hecla holds an interest under leases or other contracts: (i) Hecla is in exclusive possession of the Hecla Properties; (ii) Hecla has not received any notice of default of any of the terms or provisions of such leases or other contracts;
  (iii) Hecla has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to Hecla's Knowledge, such leases and other contracts are valid and are in good standing; (v) Hecla has no Knowledge of any act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to Hecla's Knowledge, the Properties covered thereby are free and clear of all Encumbrances or defects in title except for those specifically identified in Subparagraph 1.2 of Exhibit A.

            (b) Hecla has delivered or made available by written notice to SFPG all information in its possession or control concerning title to and the mineral potential of the Hecla Properties, including but not limited to true and correct copies of all leases or other contracts relating to the Hecla Properties.

            (c) With respect to unpatented mining claims located by Hecla that are included within the Hecla Properties, except as provided in Subparagraph
  1.2  of Exhibit A and  subject to  the paramount  title of the  United States:
  (i) the  unpatented  mining  claims were  properly  laid  out  and monumented;
  (ii) all  required  location  and  validation  work  was  properly  performed;
  (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work, location fees, mining claim rental fees, or mining claim maintenance fees required to hold the unpatented mining claims have been performed or have been paid in a manner consistent with that required of the Manager for Mining pursuant to
  Section 8.1 through the assessment year ending September 1, 1996; (v) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of
  Encumbrances or  defects  in  title;  and  (vii) Hecla  has  no  Knowledge  of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a deposit of valuable minerals.

            (d) With respect to unpatented mining claims not located by Hecla but which are included within the Hecla Properties, except as provided in Subparagraph 1.2 of Exhibit A and subject to the paramount title of the United States, to Hecla's Knowledge: (i) all assessment work, location fees, mining claim rental fees, or mining claim maintenance fees required to hold the unpatented mining claims have been performed or have been paid in a manner consistent with that required of the Manager for Mining pursuant to
  Section 8.1 through the assessment year ending September 1, 1996; (ii) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (iii) the claims are free and clear of
  Encumbrances or defects in title; and (iv) Hecla has no Knowledge of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a deposit of valuable minerals.

            (e) With respect to the Hecla Properties, to Hecla's Knowledge, there are no pending or threatened actions, suits, claims or proceedings, and there have been no previous transactions affecting its interests in the Hecla Properties which have not been for fair consideration.

            (f)  Except as to matters identified in  Subparagraph 1.3 Exhibit A,


            (i) to Hecla's Knowledge, the conditions existing on or with respect to the Hecla Properties and its ownership and operation of the Hecla Properties are not (a) in violation of any Laws, including without limitation any Environmental Laws, nor (b) causing or permitting any damage, including Environmental Damage, or impairment to the health, safety, comfort or enjoyment of any person at or on the Hecla Properties or in the general vicinity of the Hecla Properties, which damage is a violation of any Law;

            (ii) to Hecla's Knowledge, there have been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Hecla Properties, nor any past creation of Environmental Damages; and

            (iii) Hecla has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws relating to its operation or ownership of the Hecla Properties.

            The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

            4.3  REPRESENTATIONS AND  WARRANTIES OF SFPG.   SFPG represents  and
  warrants to Hecla, effective as of the date of this Agreement:

            (a) With respect to the SFPG Properties: (i) SFPG is in exclusive possession of such Properties, subject to the rights reserved to others by the laws of the United States; (ii) SFPG has not received any notice of default of any of the terms or provisions of leases or other contracts under which it holds its interest in the SFPG Properties; (iii) SFPG has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to SFPG's Knowledge, such leases and other contracts are valid and are in good standing; (v) SFPG has no Knowledge of any act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to SFPG's Knowledge, the Properties covered thereby are free and clear of all Encumbrances or defects in title except for those specifically identified in Subparagraph 2.2 of Exhibit A.

            (b) SFPG has delivered or made available by written notice to Hecla all information in its possession or control concerning title to and the mineral potential of the SFPG Properties, including but not limited to true and correct copies of all leases or other contracts relating to the SFPG Properties.

            (c) With respect to the SFPG Properties, to SFPG's Knowledge, there are no pending or threatened actions, suits, claims or proceedings, and there have been no previous transactions affecting its interests in the SFPG Properties which have not been for fair consideration.

            (d) With respect to the Twin Creeks Plant: (i) SFPG owns the Twin Creeks Plant, subject only to the Encumbrances identified in Subparagraph 1.2 of Exhibit B; (ii) SFPG has full right, authority and power to operate the Twin Creeks Plant to Process Rosebud Ores and Other Ores as contemplated by this Agreement, subject to its obtaining all governmental authorizations necessary for it to conduct the Plant Construction Program and to satisfy the Plant Completion Test; (iii) SFPG is not subject to any governmental order, judgment, decree, order, sanction or Law that would preclude the permitting or implementation of Processing as contemplated by this Agreement; and (iv) SFPG will not breach any other agreement or arrangement by entering into or performing Processing of Rosebud Ores and Other Ores under this Agreement.

            (e)  Except as to matters set  forth in Subparagraph 1.3  of Exhibit
  B,

            (i) to SFPG's Knowledge, the conditions existing on or with respect to the SFPG Properties and the Twin Creeks Plant and its ownership and operation of the SFPG Properties and the Twin Creeks Plant are not (a) in violation of any Laws, including without limitation any Environmental Laws, nor (b) causing or permitting any damage, including Environmental Damage, or impairment to the health, safety, comfort or enjoyment of any person at or on the SFPG Properties or the Twin Creeks Plant or in the general vicinity of the SFPG Properties or the Twin Creeks Plant, which damage is a violation of any Law;

            (ii) to SFPG's Knowledge, there have been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the SFPG Properties or the Twin Creeks Plant, nor any past creation of Environmental Damages; and

            (iii) SFPG has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws relating to its operation or ownership of the SFPG Properties or the Twin Creeks Plant.

            The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

            4.4 DISCLOSURES. Each of the Members represents and warrants that it has no Knowledge of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Member in order to prevent the representations in this Article 4 from being materially misleading.
            4.5  RECORD  TITLE.    Title to  the  Assets  shall be  held  by the
  Company.

            4.6 LOSS OF TITLE. Any failure or loss of title to the Assets, and all costs of defending title, shall be borne by the Company and therefore by the Members in accordance with their Ownership Interests, except that all costs and losses arising out of or resulting from breach of the representations and warranties of Hecla or SFPG shall be borne by Hecla or SFPG, as the case may be.

            4.7 PAYMENT OF ROYALTIES. Each Member shall be responsible for all required payments of royalties to third parties following disposition of Products to that Member pursuant to Section 11.5(b). Each Member shall make such payments timely in accordance with the terms of any applicable agreements and indemnify the Company and the other Member from and against all costs, claims and liabilities arising from or relating to any failure or alleged failure by such Member to make such payments in accordance with the terms of any applicable agreement.

            4.8 INDEMNITY CONCERNING THE TWIN CREEKS PLANT. SFPG shall be solely responsible for and shall indemnify, in accordance with the procedures set forth in Subsection 4.10(b), the Company and Hecla, and their officers, directors, agents, employees and Affiliates from and against all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or resulting from any activities conducted by SFPG at the Twin Creeks Plant (or at an Alternate Processing Plant, if Rosebud Ores or Other Ores are Processed at an Alternate Processing Plant) in connection with Processing, including without limitation any such liability or cost arising under Environmental Laws.

            4.9  INDEMNITY CONCERNING THE  EURO-NEVADA OPTION AGREEMENT.   Hecla
  is the successor in interest to Equinox Resources Inc. under that certain Option Agreement For An Additional 1 1/2% Net Smelter Return Rosebud Royalty, dated July 30, 1993, by and between

  Equinox Resources Inc. and Euro-Nevada Mining Corporation, Inc. (the "Euro-Nevada Option Agreement"). Hecla shall, in accordance with the procedures set forth in Subsection 4.10(b), indemnify the Company and SFPG, and their officers, directors, agents, employees and Affiliates from and against all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or resulting from any dispute between Hecla and Euro-Nevada Mining Corporation, Inc. ("Euro-Nevada") relating to Euro-Nevada's exercise of or right to exercise the Euro-Nevada Option Agreement.

            4.10 INDEMNITIES/LIMITATION OF LIABILITY.

            (a) In addition to the indemnities set forth in Sections 4.8 and 4.9, each Member shall indemnify the other Member, its officers, directors, agents, employees and its Affiliates (collectively the "Indemnified Member") from and against any Material Loss. "Material Loss" shall mean all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Member (the "Indemnifying Member") of any representation, warranty or covenant contained in this Agreement. A Material Loss shall be deemed to have occurred if, in the aggregate, an Indemnified Member incurs losses, costs, damages or liabilities in excess of One Hundred Thousand Dollars ($100,000) resulting from the breach of one or more of the warranties and representations contained in this Agreement, or losses, costs, damages or liabilities in any amount resulting from the breach of any covenant contained in this Agreement.

            (b) If any claim or demand is asserted against an Indemnified Member in respect of which such Indemnified Member may be entitled to indemnification under this Agreement, Notice of such claim or demand shall promptly be given to the Indemnifying Member. The Indemnifying Member shall have the right, by notifying the Indemnified Member within thirty (30) days after its receipt of the Notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Member to participate, at the Indemnified Member's expense and with counsel of the Indemnified Member's choice, in) the defense, compromise, or settlement of the matter, including, at the Indemnifying Member's expense, employment of counsel of the Indemnifying Member's choice. Any damages to the assets or business of the Indemnified Member caused by a failure by the Indemnifying Member to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner, after the Indemnifying Member has given Notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Member shall be obligated to indemnify the Indemnified Member. Any settlement or compromise of a matter by the Indemnifying Member shall include a full release of claims against the Indemnified Member which have arisen out of the claim or demand for which indemnification is sought.


                                     ARTICLE 5

                             CONTRIBUTIONS BY MEMBERS

            5.1 MEMBERS' INITIAL CONTRIBUTIONS. Hecla hereby contributes the Rosebud Project Assets to the Company and the Company hereby accepts such contribution. Promptly after the execution of this Agreement, Hecla shall execute and deliver to the Company a Special Warranty Deed in the form and substance of Exhibit F and an Assignment, Bill of Sale and Assumption Agreement, in the form and substance of Exhibit G, conveying the Rosebud Project Assets to the Company. SFPG hereby contributes the SFPG Properties to the Company and the Company hereby accepts such contribution. Promptly after the execution of this Agreement, SFPG shall execute and deliver to the Company a Sublease, in the form and substance of Exhibit H, subleasing the SFPG Properties to the Company.

            5.2 FUNDING OF OPERATIONS. Subject to the provisions of this Section and any election permitted by Section 10.6, each Member shall fund Adopted Programs and Budgets and all other costs which it is committed to pay under this Agreement associated with Exploration, Development, Mining, Processing and other Operations in proportion to its respective Ownership Interest. Notwithstanding the foregoing:

            (a) SFPG shall contribute to the Company, pursuant to Cash Calls made in accordance with Section 8.4, the first Twelve Million Five Hundred Thousand Dollars ($12,500,000): (i) expended by Hecla consistent with the Mine Construction Program and Budget during the period commencing on June 1, 1996 and ending on the effective date of this Agreement, and (ii) required to be expended by the Company, after the effective date of this Agreement, to satisfy the Mine Completion Test, which funds shall be expended by the Manager for Mining in accordance with the Mine Construction Program and Budget.

            (b) Hecla shall contribute to the Company, pursuant to Cash Calls made in accordance with Section 8.4, all funds in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000) required to be expended by the Company to satisfy the Mine Completion Test, which funds shall be expended by the Manager for Mining in accordance with the Mine Construction Program and Budget.

            (c)  SFPG shall  contribute to the  Company, pursuant to Cash  Calls made in accordance with Section 8.4, the first One Million Dollars ($1,000,000) required to fund Adopted Programs and Budgets for Exploration of the Properties, including the Program and Budget adopted by the Members pursuant to Section 10.1(b). Thereafter SFPG shall contribute two thirds and Hecla shall contribute one third of all amounts required to fund Adopted Programs and Budgets for Exploration of the Properties. Adopted Programs and Budgets for Exploration shall not include underground infill or definition drilling at the Rosebud Mine. Notwithstanding any other provision of this Agreement, all expenses incurred by SFPG for Exploration of the Properties in accordance with the August 28, 1996 letter from Dennis V. Cole, Director - Land Department, SFPG, to
  Nathaniel Adams, Corporate Counsel, Hecla shall be credited against SFPG's obligation set forth in the first sentence of this Subsection.

            (d) In addition to the foregoing contributions to the Company, SFPG shall, in accordance with the Plant Construction Program and Budget, conduct all activities and pay all costs required to satisfy (i) the Road Completion Test, and (ii) the Plant Completion Test; provided, however, that the Company shall bear Two Hundred Fifty Thousand Dollars ($250,000) of such costs, which shall be paid by the Members pursuant to a Cash Call made upon SFPG's satisfaction of the Plant Completion Test.

            5.3 PROCESSING OF ORES. Subject to Section 19.14, during the Processing Period, SFPG as Manager for Processing shall cause to be Processed, pursuant to Adopted Programs and Budgets for Processing, at the Twin Creeks Plant or an Alternate Processing Plant, on the terms and conditions set forth in this Section, (x) all Rosebud Ores up to a maximum of one thousand (1000) Tons Per Day, and (y) to the extent, but only to the extent, there is Available Plant Capacity, all Other Ores produced by the Company. During the Processing Period the Company shall make available to SFPG for Processing, on the terms and conditions set forth in this Agreement, all Rosebud Ores and, to the extent SFPG is obligated to Process Other Ores by the terms of this Agreement, Other Ores.

            (a) The Manager for Mining, in accordance with Adopted Programs and Budgets for Mining, shall cause Rosebud Ores and Other Ores to be extracted and prepared for shipment to the Twin Creeks Plant and shall notify SFPG as such ores are ready for shipment. SFPG shall arrange for the timely transportation of such ores to the Twin Creeks Plant, consistent with its obligations to Process such ores.

            (b) SFPG will batch process the Rosebud Ores and Other Ores at the Twin Creeks Plant. SFPG will commence such Processing when a sufficient quantity of such ores has been delivered to the Twin Creeks Plant to allow SFPG, in its reasonable, good faith judgment, to Process such ores in an efficient and economically and technologically sound manner, given the other operations of the Twin Creeks Plant. Notwithstanding the foregoing, SFPG shall conduct Processing so as not to allow more than twenty-seven thousand (27,000) tons of Rosebud Ores to accumulate in stockpiles at the Twin Creeks Plant.

            (c) SFPG may, from time to time, with the prior approval of the Management Board, Process one or more batches of Rosebud Ores or Other Ores at an Alternate Processing Plant.

            (d) SFPG will cause the dore bullion produced by such Processing to be shipped to a third party refinery approved by the Management Board within ten (10) days after its production.

            (e) The Company shall pay SFPG for all Processing of Rosebud Ores or Other Ores SFPG's Actual Cash Processing Costs.

            (f) Nothing in this Agreement shall be deemed to grant the Company or Hecla any ownership of, lien on, or other interest in, the Twin Creeks Plant or any Alternate Processing Plant. Subject to SFPG's obligations (i) under the Plant Construction Program and Budget, (ii) under Adopted Programs and Budgets for Processing, and (iii) to conduct Processing in accordance with the practices and procedures set forth in this Section 5.3 and in Exhibit S, SFPG shall retain sole discretion concerning the operation of the Twin Creeks Plant and all facilities, processes and equipment to be used therein, and nothing in this Agreement shall be deemed to obligate SFPG as Manager for Processing to achieve any specific recovery rate or efficiencies of operation in Processing of Rosebud Ores or Other Ores.

            (g) Notwithstanding any other provision of this Agreement, SFPG's obligation to Process Rosebud Ores and Other Ores during the Processing Period as set forth in this Section 5.3 shall survive any withdrawal by SFPG as a Member, the dissolution of the Company, or the Transfer of SFPG's Ownership Interest.


                                     ARTICLE 6





                               INTERESTS OF MEMBERS

            6.1  INITIAL  OWNERSHIP  INTERESTS.   The  Members  shall  have  the
  following initial Ownership Interests:

                                 SFPG -   50.0000%
                                 Hecla -  50.0000%

            6.2  CHANGES IN OWNERSHIP INTERESTS.   A Member's Ownership Interest
  shall be changed as follows:

            (a) If a Member makes an election provided in Sections 6.3(a) and 10.6;

            (b) If a Member defaults in making its agreed-upon contribution to an Adopted Program and Budget, followed by an election by the other Member to invoke Section 9.6(b) or (c);

            (c) If a Member's Ownership Interest is converted to a Net Returns Royalty pursuant to Section 6.4;

            (d) Transfer by a Member of less than all its Ownership Interest in accordance with Article 15; or

            (e) Acquisition of less than all of the Ownership Interest of the other Member, however arising.

            6.3 VOLUNTARY REDUCTION IN OWNERSHIP. A Member may elect, consistent with and limited by Section 10.6, not to contribute to or to contribute less than the percentage reflected by its Ownership Interest to:
  (x) the Investment Costs component of an Adopted Program and Budget for Development and Mining and the Investment Costs component of an Adopted Program and Budget for Processing, or (y) an Adopted Program and Budget for Exploration. Any such election must be made in the same percentage with respect to the Investment Costs in the Budget for Development and Mining and in the Budget for Processing.

            (a) If a Member (a "Diluting Member") elects not to contribute to or to contribute a lesser amount than in proportion to its respective Ownership Interest for (i) the Investment Costs included in the Budget of an Adopted Program and Budget for Development and Mining and for the Investment Costs included in the Budget of an Adopted Program and Budget for Processing, or (ii) to an Adopted Program and Budget for Exploration, and the other Member elects to fund its proportionate share and all or any part of the Diluting Member's share of such costs, the Ownership Interest of the Diluting Member shall be provisionally recalculated as of the effective date of the Adopted Program and Budget, according to the following formula:

                      R    =    DB(M) x 100%
                                ------
                                DB(AM)

                 Where:

                      R         =
            The recalculated Ownership Interest of the Diluting Member.

                      DB(M)     =
            The Dilution Base of each Member, which shall be Twenty-Nine Million Dollars ($29,000,000) plus the amounts of cash contributed to the Company by the Member for Investment Costs (but not for Operational Costs) and for Exploration, but excluding all amounts contributed to the

            Company or expended by the  Member to satisfy its  obligations under
            Section 5.2, with adjustments to such amounts by crediting to the contribution by Hecla and deducting from the contributions by SFPG (solely for the purpose of this calculation) fifty percent (50%) of the first One Million Dollars ($1,000,000) that SFPG contributes for Exploration pursuant to Section 5.2(c) and thereafter twenty-five percent (25%) of all monies SFPG contributes for Exploration, and as adjusted for anticipated contributions for Investment Costs based on the Adopted Programs and Budgets and the Diluting Member's election as to contributions.

                      DB(AM)    =
            The Dilution Base of all Members, which shall be Fifty Eight Million Dollars ($58,000,000) plus the amounts contributed to the Company by all Members for Investment Costs (but not for Operational Costs) and for Exploration, but excluding all amounts contributed to the Company or expended by the Members to satisfy their obligations under Section 5.2, with adjustments to such amount by crediting to the contributions by Hecla and deducting from the contributions by SFPG (solely for the purpose of this calculation) fifty percent (50%) of the first One Million Dollars
            ($1,000,000)  that  SFPG contributes  for  Exploration  pursuant  to
            Section 5.2(c) and thereafter twenty-five percent (25%) of all monies SFPG contributes for Exploration, and as adjusted for anticipated contributions for Investment Costs and for Exploration based on the Adopted Program and Budget and all Members' elections as to contributions.

            The  Ownership  Interest   of  the  non-Diluting  Member   shall  be
  provisionally increased by the amount of the reduction in the Ownership Interest of the Diluting Member. The recalculations made under this Section shall be provisional and subject to the final adjustments provided for under Subsection 6.3(c) and (d). If the other Member elects not to fund any portion of the Diluting Member's deficiency, the Ownership Interests of the Members shall not be recalculated, and the Manager having control over such Adopted Program and Budget shall prepare and submit to the Manager for Mining for presentation to the Management Board in accordance with the procedures specified in Section 10.3 a revised proposed Program and Budget. If the other Member elects to fund a portion, but not the entire amount, of the Diluting Member's deficiency, the Ownership Interests of the Members shall be provisionally recalculated, and the Manager having control over such Adopted Program and Budget shall reduce the relevant Program and Budget to reflect the funds available.

            (b) Within thirty (30) days after the conclusion of an Adopted Program and Budget with respect to which a Member's

  Ownership Interest was provisionally reduced under Section 6.3(a), the Manager having control over such Adopted Program and Budget shall report to the Diluting Member the total amount of money expended and accrued by the Manager for such Adopted Program and Budget upon which the Diluting Member made the election under Section 6.3(a).

            (c)  Unless Section  6.3(d) is  applicable,  the Members'  Ownership
  Interests shall be recalculated pursuant to Section 6.3(a), by substituting each Member's actual contribution to such Adopted Program and Budget for and in lieu of the Members' estimated contributions at the time of the Diluting Member's election under Section 6.3(a). Recalculation of the Members' Ownership Interests shall be effective as of the date of commencement of the relevant Adopted Program and Budget.

            (d)  If  the Manager  expended or incurred  obligations of less than seventy-five percent (75%) of (i) the Investment Costs included in the Budgets of an Adopted Program and Budget for Development and Mining and in an Adopted Program and Budget for Processing, or (ii) the Budget of a Program and Budget for Exploration, as the case may be, with respect to which a Diluting Member made an election under Sections 6.3(a) and 10.6 to reduce its contribution, within ten (10) days of receiving the Manager's report on expenditures, as provided in Section 6.3(b) the Diluting Member may notify the other Member of its election to restore its Ownership Interest to its amount prior to such election. If the Diluting Member makes the election provided for in the first sentence of this Subsection and the Net Reimbursement Amount is a positive number, it shall within ten (10) days thereafter pay to the other Member the Net Reimbursement Amount. If the Diluting Member makes the election provided for in the first sentence of this Section and the Net Reimbursement Amount is a negative number, the other Member shall within ten (10) days thereafter pay to the Diluting Member the Net Reimbursement Amount.


            The "Net Reimbursement Amount" shall mean:

            the difference between the Diluting Member's proportionate share (at the Diluting Member's former Ownership Interest before the current period's election under Sections 6.3(a) and 10.6 was made) of the actual amount expended or accrued for such Investment Costs or to Adopted Program and Budget for Exploration, as the case may be, and the amount actually contributed by the Diluting Member for such Investment Costs or to the Program and Budget for Exploration, as the case may be, plus interest accruing thereon at the Prime Rate from the date of contribution by the other Member, less
            the difference between the Diluting Member's proportionate share (at the Diluting Member's former Ownership Interest before the current period's election under Sections 6.3(a) and 10.6 was made) of the value of any distributions (the "Value of Distributions") resulting from Operations conducted pursuant to the relevant Program and Budget and the Value of Distributions actually received by the Diluting Member resulting from Operations conducted pursuant to the relevant Program and Budget.

            "Value of Distributions" shall mean the sum of the Value of Products, cash and the fair market value of any other Distributions resulting from the Operations conducted pursuant to the Adopted Program and Budget.

            For purposes  of this Subsection,  the amount of  the Budget against which the seventy-five (75%) criterion is applied shall be reduced to the extent that the non-Diluting Member elected to fund less than the entire deficiency of the Diluting Member. Reimbursement of the other Member pursuant to this Subsection shall restore the Ownership Interest of the Diluting Member to its position prior to the election under Sections 6.3(a) and 10.6. Restoration of the Diluting Member's Ownership Interest shall be effective as of the date of the Diluting Member's payment of the Net Reimbursement Amount to the other Member and shall not effect the Members' Capital Accounts under Section 11.12.

            6.4 CONVERSION OF MINORITY INTEREST. If a Member's Ownership Interest is reduced to fifteen percent (15%) or less, such Member shall be deemed to have withdrawn as a Member from the Company and shall Transfer to the other Member or its designee the withdrawn Member's entire Ownership Interest, free and clear of any Encumbrances arising by, through or under such Member, except any such Encumbrances listed in Subparagraphs 1.2 or 2.2 of Exhibit A. Upon the withdrawal of a Member pursuant to this Section, the Company shall convey to the withdrawn Member a two percent (2%) Net Returns Royalty, calculated and payable as provided in Exhibit D.

            6.5 CONTINUING LIABILITIES UPON ADJUSTMENTS OF OWNERSHIP INTERESTS. No reduction or elimination of a Member's Ownership Interest under this Article 6 or the withdrawal of a Member under Section 17.1(b) shall relieve such Member of its share of any Company Liability or Member Liability, including, without limitation, liability for Continuing Obligations, Environmental Liabilities and Environmental Compliance, whether arising before or after such reduction, elimination or withdrawal, out of acts, omissions or circumstances occurring prior to this Agreement or out of Operations conducted during the term of this Agreement but prior to such reduction, elimination or withdrawal, regardless of when any funds may be expended to satisfy such liability, taking into account the limited liability provided by the Act. For purposes of this Article 6, such Member's share of such liability, if any, shall be equal to its Ownership Interest at the time the act, omission or circumstance giving rise to such liability occurred (or, as to such liability for acts, omissions or circumstances prior to the effective date of this Agreement, such Member's initial Ownership Interest). Should the cumulative cost of satisfying Continuing Obligations be in excess of cumulative amounts accrued in the Reclamation Account, each Member shall be liable for its proportionate share (i.e., its Ownership Interest at the time act, omission or circumstance giving rise to such liability occurred) of the cost of satisfying such obligations, whether or not one or more Members has previously withdrawn, reduced its interest or had its interest converted to a Net Returns Royalty.

            6.6 GRANT OF SECURITY INTERESTS. Immediately following the execution of this Agreement and the completion of the contributions provided for in Section 5.1, the Members shall cause the Company to execute the Deed of Trust attached hereto a Exhibit T and the Security Agreement attached hereto as Exhibit U and each Member shall execute a Pledge and Security Agreement attached hereto as Exhibit V (collectively, the "Security Agreements"). The Manager for Mining shall promptly record the Deed of Trust in the real property records of Humboldt and Pershing Counties, Nevada, and make all filings and take such other actions as are necessary to perfect and maintain the security interests created by the Security Agreements and shall furnish evidence of such actions to the Members.


                                     ARTICLE 7

                                 MANAGEMENT BOARD





            7.1 MANAGEMENT. The Members shall act through the Management Board, and all acts and meetings of the Management Board shall constitute the acts and meetings of the Members. The ultimate responsibility for management of the business and affairs of the Company shall reside in the Management Board, the Company shall be regarded as managed by its Members for all purposes of the Act, and no statutory managers shall be deemed appointed under the Act. Except as otherwise delegated to the Managers, the Management Board shall have exclusive authority to determine all matters related to this Agreement. Although the Mangers have day-to-day responsibility for the matters described in this Section 7.1, the ultimate control of all matters shall be within the absolute control of the Management Board.

            Notwithstanding the foregoing, but subject to the limitation that no statutory manager shall be deemed appointed under the Act, the day-to-day responsibility for the Company's Operations relating to Development and Mining shall reside with

  Hecla, as Manager for Mining, and the day-to-day responsibility for the Company's Operations relating to Processing and Exploration shall reside with SFPG, as Manager for Processing and Manager for Exploration. In addition, the Manager for Mining shall have the additional responsibilities for the Company's administration and for the coordination of the activities of the Manager for Exploration set forth in Article 8. Except for situations in which the approval of the Management Board or the Members is expressly required by this Agreement or by nonwaivable provisions of applicable Law or is otherwise provided for in this Agreement, but subject to the limitation that no statutory manager shall be deemed appointed under the Act, each of the Managers shall, with respect to its areas of responsibility, have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

            7.2 ORGANIZATION AND COMPOSITION OF THE MANAGEMENT BOARD. The Members hereby establish a Management Board to determine, except to the extent such powers are expressly reserved to the Members in Article 9, overall policies, objectives, procedures, methods and actions under this Agreement. The Management Board shall consist of two (2) representatives appointed by SFPG and two (2) representatives appointed by Hecla. Each Member may appoint one or more alternates to act in the absence of a regular Management Board representative. Any alternate so acting shall be deemed a member of the Management Board. Appointments of Management Board representatives by a Member shall be made or changed by Notice to the other Member.

            7.3  DECISIONS.   Other  than  as  provided  in  Section  7.6,  each
  Member, acting through its appointed Management Board representatives in attendance at the meeting, shall have the number of votes on the Management Board equal to its Voting Interest. Unless otherwise provided in this Agreement, a majority vote of the Management Board shall be required for all decisions of the Management Board.

            7.4  MEETINGS.

            (a) The Management Board shall hold regular meetings at least quarterly in Winnemucca, Nevada, or at other agreed places. Members of the Management Board may participate in such meetings by telephone. The Manager for Mining shall give thirty (30) days Notice to the Members of such regular meetings. Additionally, either Member may call a special meeting upon ten
  (10) days Notice to the other Member. In case of an emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Member is present; provided, however, that if a Member fails to attend two (2) consecutive properly called meetings, then a quorum shall exist if the other

  Member is represented by its appointed member, and a vote of such Member shall be considered a majority vote for the purposes of the conduct of all business properly noticed and not requiring a unanimous vote.

            (b) If business cannot be conducted at a regular or special meeting due to the lack of a quorum, any Member may call the next meeting upon ten (10) days Notice to the other Member.

            (c) Each Notice of a meeting shall include an itemized agenda prepared by the Manager for Mining in the case of a regular meeting, or by the Member calling the meeting in the case of a special meeting, but any matters may be considered if a Member adds the matter to the agenda at least two (2) business days before the meeting or with the consent of the other Member. The Manager for Mining shall prepare minutes of all meetings and shall distribute copies of such minutes to the Members within ten (10) days after the meeting. The other Member shall sign and return or object to the minutes prepared by the Manager for Mining within thirty (30) days after receipt, and failure to do either shall be deemed acceptance of the minutes as prepared by the Manager for Mining. The minutes, when signed or deemed accepted by all Members, shall be the official record of the decisions made by the Management Board. Decisions made at a Management Board meeting shall be implemented in accordance with Adopted Programs and Budgets. If a Member timely objects to minutes proposed by the Manager for Mining, the representatives of the Management Board shall seek, for a period not to exceed thirty (30) days after receipt by the Manager for Mining of Notice of the objections, to agree upon minutes acceptable to all Members. If the Management Board does not reach agreement on the minutes of the meeting within such thirty (30) day period, the minutes of the meeting as prepared by the Manager for Mining together with the other Member's proposed changes shall collectively constitute the record of the meeting. If personnel employed in Operations are required to attend a Management Board meeting, reasonable costs incurred in connection with such attendance shall be charged to the Company. All other costs shall be paid by the Members individually.

            7.5 ACTION WITHOUT MEETING. With the consent of all of the Members' representatives on the Management Board, the Management Board may hold meetings by telephone, provided all decisions are immediately confirmed in writing by the representatives.

            7.6 MATTERS REQUIRING SPECIAL APPROVAL OF MANAGEMENT BOARD. Notwithstanding any other provision of this Agreement, the following matters shall require the approval of seventy percent (70%) of all votes of the Management Board:

            (a) any Program and Budget for Development and Mining or for Processing which includes Investment Costs exceeding Six Million Dollars ($6,000,000);

            (b) any Program and Budget for Development and Mining which includes costs for Development exceeding Three Million Dollars ($3,000,000);

            (c) any Program and Budget for Exploration exceeding Three Million Dollars ($3,000,000);

            (d) any decision to temporarily (except as a result of Force Majeure or an emergency) or permanently close the Rosebud Mine;

            (e) any decision to change the place at which the Rosebud Ores or Other Ores are Processed from the Twin Creeks Plant to an Alternate Processing Plant; or

            (f) any decision to temporarily (except as a result of Force Majeure or an emergency) or permanently close the Twin Creeks Plant prior to the expiration of the Processing Period.

            7.7 ACTIVITIES DURING DEADLOCK. If the Management Board for any reason fails to adopt a Program and Budget, the Managers shall continue Operations at levels comparable with the last Adopted Program and Budget until a new Program and Budget is adopted pursuant to Articles 10 or 18. For purposes of determining the required contributions of the Members and their respective Ownership Interests, the last Adopted Program and Budget shall be deemed extended.

            7.8 FINANCIAL AUDITS. The Management Board shall select a nationally recognized firm of independent certified public accountants to conduct, at the Company's expense, an annual audit of the Company's accounts, books and records. Any other work conducted by the auditors which is authorized by the Management Board shall be performed at the Company's expense. Until the Management Board determines otherwise, the annual audit referred to in this Section 7.8 shall be performed by the firm of Coopers & Lybrand.


                                     ARTICLE 8

                           POWERS AND DUTIES OF MANAGERS

            8.1 POWERS AND DUTIES OF MANAGER FOR MINING. Subject to the terms and provisions of this Agreement, including the provisions granting the Management Board control over all Operations, the Manager for Mining shall have the following powers and duties relating to Development and Mining, which shall be discharged in accordance with Adopted Programs and Budgets:

            (a) The Manager for Mining shall manage, direct and control Development and Mining.

            (b) The Manager for Mining shall be responsible for reviewing the proposed Programs and Budgets prepared by the Manager for Exploration and by the Manager for Processing and for coordinating each of its proposed Programs and Budgets for Development and Mining with the proposed Programs and Budgets prepared by the other Managers.

            (c) The Manager for Mining shall make all expenditures necessary to carry out each Adopted Program for Development and Mining, in accordance with the Budget therefor.

            (d) The Manager for Mining shall: (i) purchase or otherwise acquire all materials, supplies, equipment, water, and utility, transportation and other necessary services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner.

            (e) The Manager for Mining shall conduct such title examinations and cure such title defects to the Properties as may be advisable in the reasonable judgment of the Management Board.

            (f)  The  Manager for  Mining  shall: (i)  make  or arrange  for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets, except for the payment of royalties due on mineral production (which shall be paid by the Members as provide in Section 4.7); (ii) pay all taxes (other than income taxes), assessments and like charges on Operations and the Assets. The Manager for Mining shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager for Mining deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager for Mining may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager for Mining shall be required to pay them, but in no event shall the Manager for Mining permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) perform all other acts reasonably necessary to maintain the Assets.

            (g) The Manager for Mining shall: (i) apply for and maintain in the name of the Company all necessary permits, licenses and approvals for Development and Mining; (ii) comply with applicable Laws concerning Development and Mining; (iii) notify promptly the Members of any allegations of violation thereof; (iv) prepare and file all reports or notices required for Development and Mining; and (vi) conduct at least annually a safety and environmental audit pursuant to practices determined by the Management Board. The Manager for Mining shall not be in breach of this provision if a violation has occurred in spite of good faith efforts to comply, and the Manager for Mining has timely cured or disposed of such violation through performance, or payment of fines and penalties.

            (h)  The  Manager  for   Mining  shall  prosecute  and   defend  all
  litigation or administrative proceedings arising out of Development and Mining.

            (i) The Manager for Mining shall provide insurance for the benefit of the Company for Development and Mining.

            (j) The Manager for Mining may dispose of Assets, whether by abandonment, surrender or transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article
  13. However, without prior authorization from the Management Board, the Manager for Mining shall not: (i) dispose of Assets in any one transaction having a value in excess of Twenty-Five Thousand Dollars ($25,000); (ii) enter into any sales contracts or commitments for Products, it being the intention that all Products will be distributed to the Members in kind after Processing and refining pursuant to Section 11.5(b); (iii) begin a liquidation of the Company; (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Company; or (v) incur any debt or capitalized lease obligations in the name of the Company.

            (k) The Manager for Mining shall perform or cause to be performed all assessment and other work, and shall pay all rental fees or mining claim maintenance fees, required by Law in order to maintain the unpatented mining claims included within the Properties. The Manager for Mining shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Manager for Mining shall not be liable on account of any determination by any court or governmental agency that the work performed by Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is in accordance with the Adopted Program and Budget. The Manager for Mining shall timely record with the appropriate county and file with the appropriate United States agency, affidavits in proper form attesting to the payment of rental fees and maintenance fees and the performance of assessment work or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by Law to maintain such claim or site.

            (l) If authorized by the Management Board, the Manager for Mining may: (i) locate, amend or relocate any unpatented mining claim or mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation, (iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and (vii) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

            (m) The Manager for Mining shall keep and maintain current (on a monthly basis) all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry, and shall have the primary responsibility for producing all financial and accounting records for the Company, with the cooperation and input of the Manager for Processing and the Manager for Exploration.

            (n) The Manager for Mining shall prepare an Environmental Compliance Plan for all Development and Mining Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each Program and Budget which it prepares sufficient funding to implement the Environmental Compliance Plan and to satisfy the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance. To the extent practical, the Environmental Compliance Plan shall incorporate concurrent reclamation of Properties disturbed by Development and Mining.

            (o)  The Manager  for Mining shall  keep the Members  advised of all
  Operations it conducts by submitting in writing to the Members: (i) monthly progress reports concerning Development and Mining, which reports shall include statements of expenditures and comparisons of such expenditures to the Adopted Budget on a monthly, quarterly and year-to-date basis, within twenty (20) days after the end of the relevant month; (ii) no later than the fifth (5th) business day of each month, preliminary accounting and financial data for the preceding month; (iii) periodic summaries of data acquired; (iv) copies of  reports concerning Development and  Mining; and
  (v) such other reports as the Members may reasonably request. At all reasonable times the Manager for Mining shall provide the Members, upon the request of any Member, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations or otherwise in the Company's possession or control. In addition, the Manager for Mining shall allow any Member, at such Member's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Member does not unreasonably interfere with Operations.

            (p) The Manager for Mining shall arrange for annual audits of the Mineral Reserves of the Company by an independent consulting firm selected by the Management Board.

            (q) The Manager for Mining shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors; but the Manager for Mining shall discharge its responsibilities principally through the use of its own officers and employees.

            (r) The Manager for Mining shall prepare and submit all statements to the Company for costs and expenses it makes or accrues for Development or Mining, whether for use in the preparation of Cash Calls, for reporting purposes, or otherwise, strictly in accordance with the Accounting Procedure.

            (s) The Manager for Mining shall undertake all other activities reasonably necessary to fulfill the foregoing and its other responsibilities under this Agreement.

            8.2 POWERS AND DUTIES OF MANAGER FOR PROCESSING. Subject to the terms and provisions of this Agreement, including the provisions granting the Management Board control over all Operations, the Manager for Processing shall have the following powers and duties relating to Processing, which shall be discharged in accordance with Adopted Programs and Budgets:

            (a) The Manager for Processing shall manage, direct and control Processing.

            (b) The Manager for Processing shall make all expenditures necessary to carry out each Adopted Program for Processing, including expenditures for transportation which may be incurred as a portion of transportation costs incurred by SFPG under a contract involving other mines, and for which SFPG as Manager for Processing will bill the Company as specified in Exhibit M.

            (c) The Manager for Processing shall: (i) apply for and maintain all necessary permits, licenses and approvals for Processing; (ii) comply with applicable Laws and regulations regarding Processing; (iii) notify promptly the Members of any allegations of violation thereof; (iv) prepare and file all reports or notices required for Processing; and (v) conduct at least annually a safety and environmental audit pursuant to practices determined by the Management Board. The Manager for Processing shall not be in breach of this provision if a violation has occurred in spite of its good faith efforts to comply, and the Manager for Processing has timely cured or disposed of such violation through performance, or payment of fines and penalties.
            (d) The Manager for Processing shall prosecute and defend all litigation or administrative proceedings arising out of Processing.

            (e) The Manager for Processing shall keep the Members advised of all Operations it conducts by submitting in writing to the Manager for Mining, who shall promptly forward to the Members: (i) monthly progress reports concerning Processing, which reports shall include statements of expenditures and comparisons of such expenditures to the Adopted Budget on a monthly and year-to-date basis, within fifteen (15) days after the end of the relevant month; (ii) no later than the third (3rd) business day of each month, preliminary accounting and financial data for the preceding month;
  (iii) periodic summaries of data acquired relative to Processing; (iv) copies of any reports produced by or for SFPG concerning Processing; and (v) such other reports as the Members may reasonably request. At all reasonable times the Manager for Processing shall provide the Members, upon the request of any Member, access to, and the right to inspect and copy all reports, assays, analyses, operations, technical, accounting and financial records, and other information relating to or acquired in Processing. In addition, the Manager for Processing shall allow any Member, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Twin Creeks Plant at all reasonable times, so long as the inspecting Member does not unreasonably interfere with operations at the plant.

            (f) The Manager for Processing shall provide insurance for the benefit of the Company regarding Processing.

            (g) The Manager for Processing shall keep and maintain current (on a monthly basis) all required accounting and financial records pursuant to, and shall prepare and submit to the Company all statements for costs and expenses it makes or accrues for Processing, whether for use in the preparation of Cash Calls, for reporting purposes, or otherwise, strictly in accordance with, Exhibits M and the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry. The

  Manager for Processing shall support the Manager for Mining in connection with the latter's responsibilities under Section 8.1(m).

            (h)  The  Manager   for   Processing  shall   undertake  all   other
  activities reasonably necessary to fulfill the foregoing and its other responsibilities under this Agreement.

            8.3 POWERS AND DUTIES OF MANAGER FOR EXPLORATION. Subject to the terms and provisions of this Agreement, including the provisions granting the Management Board control over all Operations, the Manager for Exploration shall have the following powers and duties relating to Exploration, which shall be discharged in accordance with Adopted Programs and Budgets:

            (a) The Manager for Exploration shall manage, direct and control Exploration within the Area of Interest. The Manager for Exploration shall
  (i) keep the Manager for Mining informed with respect to the conduct and results of Exploration and shall consider all suggestions with respect to Exploration made by the Manager for Mining, (ii) coordinate its activities with the Manager for Mining, and (iii) conduct Exploration so as not to interfere with Development and Mining.

            (b)  The  Manager  for  Exploration  shall   make  all  expenditures
  necessary to carry out each Adopted Program for Exploration.

            (c)  The Manager for Exploration shall:  (i) apply for, in  the name of the Company, all necessary permits, licenses and approvals for Exploration; provided that the Manager for Exploration shall first afford the Manager for Mining the opportunity to apply for and maintain such permits, licenses and approvals; (ii) comply with applicable Laws regarding Exploration; (iii) notify promptly the Members of any allegations of violation thereof; (iv) prepare and file all reports or notices required for Exploration; and (v) conduct at least annually a safety and environmental audit pursuant to practices determined by the Management Board. The Manager for Exploration shall not be in breach of this provision if a violation has occurred in spite of its good faith efforts to comply, and the Manager for Exploration has timely cured or disposed of such violation through performance, or payment of fines and penalties.

            (d) The Manager for Exploration shall prosecute and defend all litigation or administrative proceedings arising out of Exploration.

            (e) The Manager for Exploration shall provide insurance for the benefit of the Company regarding Exploration.

            (f) The Manager for Exploration shall prepare an Environmental Compliance Plan for all Exploration Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each Program and Budget which it prepares sufficient funding to implement the Environmental Compliance Plan and to satisfy the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance. To the extent practical, the Environmental Compliance Plan shall incorporate concurrent reclamation of Properties disturbed by Exploration.

            (g) The Manager for Exploration shall keep the Members advised of all Operations it conducts by submitting in writing to the Manager for Mining, who shall promptly forward to the Members: (i) monthly progress reports concerning Exploration, which reports shall include statements of expenditures and comparisons of such expenditures to the Adopted Budget on a monthly, quarterly and year-to-date basis, within fifteen (15) days after the end of the relevant month; (ii) no later than the third (3rd) business day of each month, preliminary accounting and financial data for the preceding month; (iii) periodic summaries of data acquired; (iv) copies of reports concerning Exploration; and (v) such other reports as the Members may reasonably request.

            (h) The Manager for Exploration shall keep and maintain current (on a monthly basis) all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry and shall support the Manager for Mining in connection with its duties under Section 8.1(m). The Manager for Exploration shall prepare and submit to the Company all statements for costs and expenses it makes or accrues for Exploration, whether for use in the preparation of Cash Calls, for reporting purposes, or otherwise, strictly in accordance with the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry. The Manager for Exploration shall support the Manager for Mining in connection with the latter's responsibilities under
  Section 8.1(m).

            (i) The Manager for Exploration shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent
  contractors;   but  the   Manager   for   Exploration  shall   discharge   its
  responsibilities   principally  through  the  use  of  its  own  officers  and employees.

            (j)  The  Manager   for  Exploration   shall  undertake  all   other
  activities reasonably necessary to fulfill the foregoing and its other responsibilities under this Agreement.

            8.4  CASH CALLS.

            (a) On the basis of the relevant Adopted Programs and Budgets and any supplemental information provided by the other Managers relating to expenditures made pursuant to Sections 10.7 and 10.8, the Manager for Mining shall submit to the Members prior to the last day of each month, a consolidated billing (a "Cash Call") for the estimated cash requirements for Exploration, Development, Mining and Processing for the next month. Within ten (10) days after receipt of each billing, each Member shall contribute to the Company its proportionate share of the Cash Call. The Manager for Mining shall at all times maintain a cash balance approximately equal to the rate of the Company's anticipated disbursement for up to thirty (30) days.

            (b) If a Member fails to meet Cash Calls in the amount and within the time specified in Section 8.4(a), the amount not timely contributed to the Company shall bear interest from the date due at an annual rate equal to the Prime Rate, but in no event shall such rate of interest exceed the maximum permitted by Law. Interest accruing shall accrue to the benefit of the Company, and shall be deemed as amounts contributed by the non-defaulting Member if the other member elects to invoke Section 9.6(c). The Manager for Mining shall immediately notify both Members if either Member fails to timely pay a Cash Call and the other Member shall have those other rights, remedies, and elections specified in Sections 9.6 and 9.7.

            8.5 LIMITED AUTHORITY TO BIND COMPANY. Unless authorized to do so by this Agreement or by the Management Board, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

            8.6  LIABILITY FOR CERTAIN ACTS, INDEMNITIES.

            (a) The Managers do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from Operations. Subject to the provisions of Sections 4.6, through 4.10 and Section 10.7, the Managers shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of such Manager's fraud, deceit, gross negligence or willful misconduct.

            (b) Subject to the provisions of Section 8.6(a), the Company shall indemnify the Managers and their officers, directors, employees and agents for, and hold them harmless from, any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys' fees, when acting for or on behalf of the Company. In connection with such indemnification, the Company shall make advances for expenses to the maximum extent permitted under the Act. The Company shall similarly indemnify its employees and other agents who are not Managers to the fullest extent permitted by Law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that indemnification is not available hereunder. The obligation of the Company to indemnify any Manager hereunder shall be satisfied out of the Assets only, and if the Assets are insufficient to satisfy its obligation to indemnify any Manager, such Manager shall not be entitled to contribution from any Member.

            8.7 MANAGERS AND MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY. To the extent permitted under the Act, the Managers shall not be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Manager or Member or to the income or proceeds derived therefrom. Neither the Managers nor any Member shall incur any liability to the Company or to any of the Members as a result of engaging in any other business or venture. Notwithstanding the foregoing the conduct of or involvement in other business by a Member (i) shall be conducted in a manner such that it does not interfere with the performance of this Agreement; and (ii) shall not excuse any breach of this Agreement

            8.8 BANK ACCOUNTS. The Manager for Mining may from time to time open bank accounts in the name of the Company, and the Manager for Mining shall be the sole signatory thereon, unless the Management Board determines otherwise. Notwithstanding the foregoing, the Manager for Mining shall establish a separate interest bearing account into which all funds contributed by the Members for reclamation (other than funds used in concurrent reclamation activities) shall be deposited (the "Reclamation Account"). The authorization of all Members, which shall not be withheld unreasonably, shall be required for withdrawals from the Reclamation Account.

            8.9 RESIGNATION. The Manager for Mining and the Manager for Exploration may resign at any time by giving Notice to the Members. The Manager for Processing may resign at any time after the end of the Processing Period by giving Notice to the Members. The resignation of any Manager shall take effect thirty (30) days after receipt of Notice thereof or at such later time as shall be specified in such Notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the resigning Manager's rights or status as a Member and shall not constitute a withdrawal of a Member. If a Manager commits any Event of Default, other than the failure to pay timely a Cash Call or to repay a Cover Payment Loan on demand the Manager shall be deemed to have resigned as a Manager.

            8.10 REMOVAL. At a special meeting of the Management Board called expressly for that purpose, any Manager may be removed at any time for a material breach of its responsibilities as Manager under this Agreement, if such breach remains uncured at the time of the meeting, by the affirmative vote of Members holding a majority of the Voting Interests including any Voting Interest held by the Manager or an Affiliate of the affected Manager. The removal of a Manager who is also a Member shall not affect the removed Manager's rights or status as a Member and shall not constitute a withdrawal of a Member. If SFPG is removed as Manager for Processing as provided herein, the Company shall have no right to have Rosebud Ores or Other Ores Processed at the Twin Creeks Plant or at any Alternate Processing Plant and all obligations of SFPG with respect to Processing under this Agreement shall be terminated by such removal; but SFPG shall remain liable to the Company for any and all damages caused by the unavailability of the Twin Creeks Plant or an Alternative Processing Plant to Process Rosebud Ores or Other Ores to the extent that Section 5.3 of this Agreement requires SFPG to Process such ores.

            8.11 VACANCIES AND REPLACEMENTS. Any vacancy occurring for any reason in the office of the Manager for Mining, the Manager for Processing or the Manager for Exploration shall be filled by the affirmative vote of Members holding a majority of the Voting Interest (determined without regard to any Voting Interest owned by a Manager who resigned or was removed during the preceding twenty-four (24) month period). Notwithstanding the foregoing,
  (a) if the Ownership Interest of Hecla declines to thirty percent (30%) or less, SFPG shall, in its sole discretion, have the right to replace Hecla as Manager for Mining by designating itself as the Manager for Mining; and (b) if the Ownership Interest of SFPG declines to thirty percent (30%) or less, Hecla shall, in its sole discretion, have the right to replace SFPG as Manager for Exploration by designating itself as the Manager for Exploration.

            8.12 COMPENSATION, REIMBURSEMENT, ORGANIZATION EXPENSES.

            (a) The compensation of the Managers, if any, shall be fixed from time to time by the Management Board.

            (b) The Managers shall cause the Company to make an appropriate election to treat the expenses incurred by the Company in connection with the formation and organization of the Company to be amortized under the sixty
  (60) month period beginning with the month in which the Company begins business to the extent that such expenses constitute "organizational expenses" of the Company within the meaning of Section 709(b)(2) of the Code.

            8.13 RIGHT TO RELY ON THE MANAGERS. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by any Manager as to:

            (a)  The identity of any Manager or Member;

            (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts on behalf of the Company by any Manager or which are in any other manner germane to the affairs of the Company;

            (c) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

            (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.


                                     ARTICLE 9

                         RIGHTS AND OBLIGATIONS OF MEMBERS

            9.1  LIMITATION  OF   LIABILITY.     Except  as   provided  by   the
  nonwaivable provisions of the Act and by this Agreement, no Member shall be liable for an obligation of the Company solely by reason of being or acting as a Member.

            9.2  LIST  OF MEMBERS.    Upon written  request  of any  Member, the
  Management Board shall provide a list showing the names, addresses and Ownership Interests of all Members.

            9.3 APPROVAL OF SALE OF ALL ASSETS. The affirmative vote of one hundred percent (100%) of Voting Interests of all Members shall be required to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan.

            9.4 COMPANY BOOKS. The Manager for Mining shall have overall responsibility for maintaining the Company's books and records and for providing accounting services to it. The Managers shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents related to financial, environmental, regulatory, operational and other matters. Each Member shall have the right to request in writing that all accounts, books, and other relevant Company documents be maintained for a longer period at the requesting Member's cost. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

            9.5 PRIORITY AND RETURN OF CAPITAL. No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to net profits, net losses or distributions; provided that this Section 9.5 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

            9.6  RIGHTS ON FAILURE OF A MEMBER TO PAY A CASH CALL.
            (a) If a Member fails to pay a Cash Call within the period specified in Section 8.4:

            (i) The other Member may make, but shall not be obligated to make, a Cover Payment on behalf of the Member failing to pay the Cash Call. Each and every Cover Payment will constitute a demand loan bearing interest from the date of the advance at the rate provided in Section 8.4(b) (a "Cover Payment Loan"). If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall apply to the aggregated Cover Payments.

            (ii) The right of the Member to take and receive a Distribution of Products in kind pursuant to Section 11.5(b) shall be suspended. If the other Member has made a Cover Payment Loan with respect to the defaulted Cash Call, it shall have the right to sell the defaulting Member's share of Products in any reasonable manner, subject to the obligation to pay any royalty due thereon, and apply the net proceeds of such sale to the balance due under the Cover Payment Loan, including interest and costs. The right of a Member that has defaulted with respect to a Cash Call to take and receive a Distribution of Products in kind shall be reinstated, if at all, when all amounts due with respect to the defaulted Cash Call and Cover Payment Loan and any interest or other costs due with respect thereto have been discharged. If a Member exercises its right to take and receive another Member's Distribution of Products, the Member originally entitled to such Products shall be treated as having taken such Products and sold them, with the proceeds of such sale being used to repay the Cover Payment Loan.

            (b) If a Member fails to timely pay a Cash Call or fails to pay a Cover Payment Loan on demand, and the defaulting Member has not cured the default by paying the Cash Call and/or the Cover Payment Loan, (including through the application of the proceeds of any sales of Products made pursuant to Subsection 9.6(a)(i)) within ninety (90) days after the date on which the Cash Call or Cover

  Payment Loan was due, the other Member may elect, on not less than ten (10) days Notice to the defaulting Member, one of the following:

            (i) To have the defaulting Member deemed to have resigned from the Company and to have automatically made a Transfer of its Ownership Interest to the non-defaulting Member or its designee, but such defaulting Member shall remain liable for its Member Liability, if any; provided, however, the defaulting Member shall have the right to receive only from two percent (2%) of Net Returns thereafter received by the Company, if any, and not from any other source, an amount equal to seventy-five percent (75%) of the defaulting Member's Dilution Base as of the date of the default. Upon receipt of such amount, the withdrawn Member shall thereafter have no further rights or interests with respect to the Company.

            (ii) To purchase all the Ownership Interest of the defaulting Member at a purchase price equal to eighty percent (80%) of the fair market value thereof (without regard to any Member Liability) as determined by a qualified independent appraiser appointed by the non-defaulting Member (or, if the defaulting Member objects to the person so appointed within ten (10) days of receiving Notice thereof, then by an independent and qualified appraiser appointed by the joint action of the appraiser appointed by the non-defaulting Member and a qualified independent appraiser appointed by the defaulting Member; provided, however, that if the defaulting Member fails to designate a qualified independent appraiser for such purpose within ten (10) days of such objection, then the person originally designated by the non-defaulting Member shall serve as the appraiser; provided further, that if the appraisers appointed by each of the Members fail to appoint a third qualified independent appraiser within five (5) days of the appointment of the last of them, then an appraiser shall be appointed by a judge of a court of competent jurisdiction in the State of Nevada upon the application of either Member). There shall be withheld from the purchase price payable, upon Transfer of the defaulting Member's Ownership Interest, the amount of indebtedness of the defaulting Member owing to the non-defaulting Member and to the Company together with unpaid interest accrued thereon to the date of such transfer; provided further, that the purchase price determined by the appraiser shall not take into account any minority or marketability discounts.

            (c) Upon the deemed resignation of a Member or the purchase of its Ownership Interest pursuant to Section 9.6(b), the defaulting Member shall remain liable for any Member Liability, including without limitation any such liability arising from Environmental Liabilities, Continuing Obligations and Environmental Compliance. In addition to the rights provided in Article 9, if a Member fails timely to pay a Cash Call or to pay a Cover Payment Loan on demand, or comments any material breach of this Agreement not cured within any cure period herein provided, the non-defaulting Member may also exercise any other rights and remedies available to it under Section 9.7 or under Law.

            9.7  DEFAULTS AND REMEDIES.

            (a) The circumstances constituting an "Event of Default" under the Pledge and Security Agreement, Exhibit V, shall also constitute an Event of Default under this Agreement.

            (b) Upon the occurrence of an Event of Default, the non-defaulting Member shall have all of the rights and remedies available to it under the Security Agreements.


                                    ARTICLE 10

                               PROGRAMS AND BUDGETS

            10.1 INITIAL PROGRAMS AND BUDGETS.  The Members hereby adopt:

            (a) The Mine Construction Program and Budget (but only for the period through December 31, 1997 insofar as it covers Mining), which was prepared by the Manager for Mining, a copy of which is attached as Exhibit I;

            (b) The initial Program and Budget for Exploration, which was prepared by the Manager for Exploration, a copy of which is attached as Exhibit K; and

            (c) The Plant Construction Program and Budget (but only for the period through December 31, 1997 insofar as it covers Processing), which was prepared by the Manager for Processing, a copy of which is attached as Exhibit J.

            10.2 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS. Except as otherwise provided in Sections 10.7 and 10.8, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to Adopted Programs and Budgets.

            10.3 PREPARATION   AND   PRESENTATION  OF   PROGRAMS   AND  BUDGETS.
  Annually, on or before October 1, the Manager for Mining shall prepare a proposed Program and Budget for Development and

  Mining, the Manager for Processing shall prepare a proposed Program and Budget for Processing, and the Manager for Exploration shall prepare a proposed Program and Budget for Exploration. In preparing each proposed Program and Budget for Exploration, the Manager for Exploration shall consult with a knowledgeable geologist concerning the Rosebud Mine whom is designated by the Manager for Mining. Each proposed Program and Budget for Development and Mining and each proposed Program and Budget for Exploration shall include a cash accrual for all reasonably anticipated reclamation costs. In preparing the proposed Budgets, the Manager for Mining and the Manager for Processing shall confer concerning their respective proposed Programs and Budgets so that timing and nature of production of Rosebud Ores and Other Ores and the availability of Processing capacity at the Twin Creeks Plant are reasonably coordinated. Each Program and Budget for Processing or for Development and Mining shall specifically identify those elements thereof which are Operational Costs and those elements thereof which are Investment Costs. Each of the Managers shall present to the Management Board a proposed Program and Budget for the ensuing year on or before October 15.

            10.4 REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS. Within fifteen (15) days after submission of a proposed Program and Budget, the Management Board shall meet to consider the proposed Program and Budget and to vote on its adoption. The Management Board shall vote separately with respect to the adoption of the proposed Program and Budget for Development and Mining, the proposed Program and Budget for Processing, and the proposed Program and Budget for Exploration.

            10.5 DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS. If the Members, acting through their representatives on the Management Board, fail to approve a Program and Budget for Development and Mining (including any such Program and Budget subject to Subsection 7.6 (a) or (b)), a Program and Budget for Processing, or a Program and Budget for Exploration (including any such Program and Budget subject to Subsection 7.6 (c), on or before the beginning of the period to which the proposed Program and Budget applies, the following procedures shall be followed:

            (a) The matter shall be referred to the Presidents of each of the Members, who shall meet personally, within ten (10) days after such referral to attempt to reach agreement concerning the proposed Program and Budget. If the Presidents of the Members reach agreement with respect to a Program and Budget, the Program and Budget thus agreed to shall be the Adopted Program and Budget.

            (b) If the Presidents of the Members cannot agree with respect to a Program and Budget within five (5) days after the meeting held pursuant to Subsection 10.5(a), either Member may refer the matter to arbitration in accordance with Article 18 and the Program and Budget determined by arbitration shall be the Adopted Program and Budget.

            10.6 ELECTION TO PARTICIPATE. By Notice to the Management Board within twenty (20) days after establishment of any Adopted Program and
  Budget (other than the Mine Construction Program and Budget, the Plant Construction Program and Budget and the initial Program and Budget for Exploration referred to in Subsection 10.1(b)) a Member may elect, by Notice to the Management Board, to contribute to the Investment Costs of such a Program and Budget or to a Program and Budget for Exploration in some lesser proportion than its respective Ownership Interest, or not at all, in which cases its Ownership Interest shall be recalculated as provided in Article 6. If a Member fails to so notify the Management Board, the Member shall be deemed to have elected to contribute to such Program and Budget in proportion to its respective Ownership Interest as of the beginning of the period covered by the Program and Budget. No Member shall be entitled to make the election provided for in this Section with respect to the Operational Costs of any Adopted Program and Budget for Development and Mining or of any Adopted Program and Budget for Processing.

            10.7 BUDGET OVERRUNS; PROGRAM CHANGES. The Manager having responsibility for an Adopted Program and Budget shall, within twenty (20) days after the start of each quarter, provide the Management Board with quarterly forecasts comparing anticipated performance with the Adopted Program and Budget and shall immediately notify the Members of any material departure from an Adopted Program and Budget. If the total expenses for an Adopted Program and Budget (other than the Mine Construction Program and
  Budget or the Plant Construction Program and Budget) exceed the Budget by more than twenty percent (20%), then the Manager responsible for such Program and Budget shall be solely liable for all such excess over twenty percent (20%), unless directly caused by an emergency or unexpected expenditure made pursuant to Section 10.8 or unless otherwise authorized by the Management Board and such excess shall not be included in the calculations of the Ownership Interests.

            10.8 EMERGENCY OR UNEXPECTED EXPENDITURES. In case of emergency, a Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Managers shall promptly notify the Members of the emergency or unexpected expenditure, and the Managers shall be reimbursed for all resulting costs by the Members in proportion to their respective Ownership Interests at the time the emergency or unexpected expenditures are incurred.

                                    ARTICLE 11

           ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

            11.1 TAX ELECTIONS. The Company shall make the following elections for purposes of all Company income tax returns:

                 (a)  To use the accrual method of accounting.

                 (b) Pursuant to the provisions at Section 706(b)(1) of the Code, to use as its taxable year the calendar year.

                 (c) To deduct currently all development expenses to the extent possible under Sections 616 and 291 of the Code.

                 (d) Unless the Management Board unanimously agrees otherwise, to compute the allowance for depreciation in respect of all depreciable Assets using the maximum accelerated tax depreciation method and the shortest life permissible.

                 (e) To treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law.

                 (f) To adjust the basis of Company property under Section 754 of the Code at the request of any Member;

                 (g) To amortize over the shortest permissible period all organizational expenditures and business start-up expenses under Sections 195 and 709 of the Code;

                 (h)  To  aggregate  or  disaggregate  mineral  interests  under
  Section 614(c)(1) of the Code in a manner the Management Board determines will be in the best interest of the Members;

                 (i)  To  make   any  other  election   required  or   permitted
  specifically under Section 703(b) of the Code, or generally under any other Section of the Code, as determined by the Management Board to be in the best interest of the Members.

                 (j) Any other election required or permitted under the Code or any state tax law shall be made as determined by the Management Board.

  Each Member shall elect under Section 617(a) of the Code to deduct currently all exploration expenses to the extent possible.

            11.2 ALLOCATIONS  TO  MEMBERS.    Except   as  provided  in  Section
  11.5(b), allocations for tax purposes shall be in accordance with the following:

                 (a) If the right to take in kind is interpreted to mean only that a Member is authorized to direct the disposition of its share of Products by the Company, all income, gains, losses, deductions or tax attributes realized by the Company from any disposition of Products shall be allocated to such Member, and any deductions arising from expenditures incurred by such Member in connection with such disposition (to the extent they are attributed to the Company) shall also be allocated to such Member. If, pursuant to Section 11.5(b), a Manager purchases a Member's share of Products for its own account, or sells such share of Products, the net profits or losses from such sale (computed after taking into account the reasonable expenses incurred) shall be allocated to the Member.

                 (b)  Exploration  expenses  and  development  cost   deductions
  shall be allocated among the Members in accordance with their respective contributions to such expenses and costs.

                 (c) Subject to Section 11.2(l), depreciation and loss deductions with respect to a depreciable Asset shall be allocated among the Members in accordance with their respective contributions to the adjusted basis of the Asset which gives rise to the depreciation or loss deduction.

                 (d)  Production  and   operating  cost   deductions  shall   be
  allocated among the Members in accordance with their respective contributions to such costs.

                 (e) Subject to Section 11.2(l), cost depletion and any loss deduction with respect to a depletable property (as defined in Section 614 of the Code) shall be allocated to the Members in accordance with their respective contributions to the adjusted basis of the depletable property. Percentage depletion under Section 613 of the Code shall be allocated
  (i) first in the same manner as cost depletion to the extent it does not exceed cost depletion and (ii) second, to the extent percentage depletion exceeds cost depletion, to the Members in the same proportion as their distributive share of gross income from the depletable property (as determined under Section 613(c) of the Code) for the year in which such depletion is allowable.

                 (f) All deductions and losses which are not described in Subsections 11.2(a) through (e), shall be allocated among the Members in accordance with their respective contributions to the costs producing each such deduction or the adjusted basis of the Asset producing each such loss.

                 (g) Subject to Section 11.2(l), any gain recognized on the sale or other disposition of a depreciable Asset shall be allocated
  (i) first, to the extent such gain does not exceed the amount of depreciation claimed with respect to such Asset, to the Members in proportion to the amount of such depreciation previously allocated to, or claimed by, them; and (ii) second, to the Members in accordance with their Ownership Interests.

                 (h) Subject to Section 11.2(l), any gain recognized on the sale or other disposition of a depletable property (as defined in Section 614 of the Code) shall be allocated (i) first, to the extent such gain does not exceed the total Recapturable Deductions (as defined below) with respect to such Property, to the Members in proportion to the total Recapturable Deductions previously allocated to, or claimed by, them with respect to such property (adjusted for any recapture of such deductions previously allocated to, or recognized by, the Members), and (ii) second, to the Members in accordance with their Ownership Interests. As used in the previous sentence, "Recapturable Deductions" shall mean depletion deductions (to the extent reflected in the capital accounts of the Members), exploration expense deductions, and development expense deductions attributable to a depletable property, reduced (but not below zero) by any prior recapture of such deductions.

                 (i) Subject to Section 11.2(l), any recapture of exploration expenses under Section 617(b)(1)(A) of the Code, and any increase in taxable income realized by reason of the disallowance of depletion under Section 617(b)(1)(B) of the Code, shall be allocated to the Members in the same manner as the related exploration expenses were allocated to, or claimed by, them.

                 (j) Subject to Section 11.2(l), all other items of income and gain shall be allocated to the Members in accordance with their Ownership Interests.

                 (k) All tax credits shall be allocated to the Members in proportion to the allocation of the item of income, gain, loss or deduction generated by the receipt or expenditure giving rise to the credit. Any credit recapture shall be allocated to the Members in the same proportion as the related credit was allocated.

                 (l) Notwithstanding the foregoing, in the event all or substantially all the Assets or Properties (by value) are sold or otherwise disposed of, any gain or loss recognized by the Company shall be allocated among the  Members so  that, to  the extent  possible, the Members'  resulting
  Capital  Account  balances  are  in  proportion   to  the  Members'  Ownership
  Interests. Any recapture for tax purposes of mining exploration and development expenditures, depreciation deductions and depletion deductions arising by reason of such a sale or other disposition shall be allocated, to the extent consistent with the allocation of gain giving rise to such recapture, to the Member which was originally allocated, or which originally claimed, the recaptured deduction.

                 (m)  Notwithstanding  the  foregoing,  allocations required  by
  Section 704(c) of the Code or applicable Treasury Regulations under Section 704(b) shall take precedence over the foregoing allocations, but only to the extent required by the Code or the Treasury Regulations.

                 (n) Notwithstanding the foregoing, any required allocation under Section 482 of the Code shall be accompanied by a corresponding allocations so that, to the extent possible, the overall allocation to the Members, are consistent with the allocation that would have been made to each of them without regard to any allocation under Section 482 of the Code.

                 (o) For purposes of maintaining the Capital Accounts, items of income, gain, loss, depletion and deduction shall be allocated to the extent possible in the same manner as such items are allocated for tax purposes (as described above), but taking into account the Capital Accounting rules as specified in the Treasury Regulations under Section 704(b) of the Code, as reflected in Section 11.12.

            11.3 AGREEMENT NOT TO CAUSE A TAX TERMINATION. The Members agree that if any one of them makes a sale or assignment of its Ownership Interest under this Agreement, such sale or assignment shall be structured so as not to cause a termination under Section 708(b) (1)(B) of the Code. If a Section 708(b) (1)(B) termination is caused, the Member causing the termination shall indemnify the other Member and save it harmless for any increase in taxes, interest, and penalties to the other Member caused by the termination of the tax partnership created hereunder. The indemnification, if any, shall be computed in a cash flow basis taking into consideration the liability for tax on any indemnification proceeds received by the Member not causing the termination.

            11.4 SPECIAL ALLOCATIONS. Notwithstanding the foregoing,the Members agree that SFPG, in recognition of its funding obligations, will benefit to the extent of its Capital Account balance under Section 11.12 from a special allocation of all tax deductions during the period of -four (24) months beginning with the month of first commercial production. Likewise, Hecla, after a twelve (12) month break between SFPG's special allocation will receive, in recognition of its contribution of the Hecla Properties, a special allocation of tax deductions for the next twenty-four (24) month period, but only up to the dollar value of SFPG's special allocation. After the SFPG and Hecla special allocations, the Members shall be subject to the allocation provisions of Sections 11.2 or 11.5.

            11.5 DISTRIBUTIONS.   Except as provided  in Section 17.3,  relating
  to Distributions in connection with the liquidation of the Company, all Distributions of Distributable Cash shall be made to the Members as follows:

            (a) Except as provided in Section 11.5(b) and except for Distributions in liquidation of the Company, from time to time, the Management Board shall determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory Distributions, if any. To the extent such excess exists (as determined by the Management Board), the Manager for Mining shall make Distributions to the Members in accordance with their Ownership Interests at the time of the Distribution. Such Distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by the Management Board.

            (b) Notwithstanding Section 11.5(a) and except as otherwise provided in Article 17.3 (relating to Distributions in liquidation of the Company), each Member shall take and receive a distribution in kind of its share (in accordance with its Ownership Interest) of all refined bullion and other Products produced from the dore shipped by the Manager for Processing to a third party refinery pursuant to Section 5.3. Any expenditure incurred following the Distribution in kind to a Member of its proportionate share of such Products shall be borne by such Member. The Manager for Processing shall give the Members advance Notice of the anticipated delivery date upon which their respective shares of such Products will be available. If a Member fails to take its share of such Products in kind, the other Member shall have the right, but not the obligation, to purchase the Member's share for its own account or to sell such share as agent for the Member at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that a Member is purchasing or selling the other Member's share of such Products, the Other Member may elect by Notice to the Member to take its Distribution of Products in kind. A Member selling the other Member's share of Products as agent for the other Member shall be entitled to deduct from proceeds of any sale by it for the account of the other Member all reasonable expenses incurred in the sale.

            11.6 LIMITATION UPON DISTRIBUTIONS. No Distribution shall be declared and paid unless, after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

            11.7 INTEREST  ON AND  RETURN OF CAPITAL  CONTRIBUTIONS.   No Member
  shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

            11.8 LOANS TO COMPANY.   Nothing in this Agreement shall prevent any
  Member from making secured or unsecured loans to the Company by agreement with the Company.

            11.9 RECORDS, AUDITS AND REPORTS. At the expense of the Company, and in addition to the records required by Article 8, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

                 (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

                 (b)  A  copy  of   the  Certificate  of  the  Company  and  all
  amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                 (c) Copies of the Company's federal, state, and local income tax returns, tax work papers and reports, if any, for at least the four (4) most recent years;

                 (d) Originals of this Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three (3) most recent years;

                 (e) Minutes of every annual, special meeting and court-ordered meeting;

                 (f) Any written consents obtained from Members for actions taken by Members without a meeting.

            11.10 RETURNS AND OTHER ELECTIONS. The Manager for Mining shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Taxable Year.

            11.11 TAX MATTERS PARTNER. Hecla, so long as it is Manager for Mining and is also a Member, is hereby designated the Tax Matters Partner ("TMP") as defined in Section 6231(a)(7) of the Code. The TMP and the other Members shall use their best efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including any Treasury Regulations promulgated thereunder), and in doing so shall incur no liability to any other Member.

            11.12 CAPITAL ACCOUNTS.

                 (a) A separate Capital Account shall be maintained for each Member. Each Member's Capital Account shall be credited with the amount of Twenty-Nine Million Dollars ($29,000,000) when such Member has made the contributions required of it by Section 5.1 and satisfied its funding obligations under Section 5.2, regardless of the amounts actually expended by such Member to make such contributions or satisfy such obligations. Each Member's Capital Account shall generally be increased by (1) the amount of money contributed by such Member to the Company for Operations, but excluding amounts contributed for Operations conducted to satisfy the obligations of the Members pursuant to Section 5.2; (2) the fair market value of property contributed by such Member to the Company, but excluding contributions made to satisfy the obligations of the Members pursuant to Section 5.1, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code; and
  (3) allocations of income or gain to such Member. Each Member's Capital Account shall generally be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); and (3) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; and (4) any items in the nature of deduction and loss that are allocated to such Member hereunder.

                 (b) In the event of a permitted Transfer of an Ownership Interest, the Capital Account of the transferor shall become the Capital
  Account of the transferee to the extent it relates to the transferred Ownership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

                 (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 11.12 is intended to comply with the requirements of
  Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 11.12 should be modified in order to comply with
  Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 11.12, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital

  Accounts shall not materially alter the economic agreement between or among the Members.

                 (d) Upon liquidation of the Company, as provided in section 17.3, liquidating Distributions shall be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's Taxable Year during which the liquidation occurs. The Company may offset damages for breach of this Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.


                                    ARTICLE 12

                       ACQUISITIONS WITHIN AREA OF INTEREST

            12.1 GENERAL. Any interest in or right to acquire any interest in real property, mineral rights, water or water rights within the Area of Interest acquired during the term of this Agreement by or on behalf of a Member or any Affiliate of a Member shall be subject to the terms and provisions of this Agreement.

            12.2 NOTICE TO NONACQUIRING  MEMBER.  Within ten (10) days after the acquisition of any interest or the right to acquire any interest in real property, mineral rights, water or water rights wholly or partially within the Area of Interest (except real property, water or water rights acquired by the Managers, for the Company, pursuant to an Adopted Program and Budget), the acquiring Member shall notify the other Member of such acquisition. The acquiring Member's Notice shall describe in detail the acquisition, the real property, mineral rights, water or water rights covered thereby, the cost thereof, and the reasons why the acquiring Member believes that the acquisition of the interest may be in the best interests of the Company. In addition to such Notice, the acquiring Member shall make any and all information and material in its possession or control concerning the acquired interest available for inspection by the other Member.

            12.3 OPTION EXERCISED. If, within twenty (20) days after receiving the acquiring Member's Notice, the other Member notifies the acquiring Member of its election to accept a proportionate interest in the acquired interest equal to its Ownership Interest, the acquiring Member shall convey the acquired interest to the Company, by special warranty deed. The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the Notice of such other Member's election to accept the proportionate interest therein. Such other Member shall promptly pay to the acquiring Member its proportionate share of the latter's actual out-of-pocket acquisition costs and such purchase price shall be treated as a contribution to the Capital of the

  Company,  followed  by a  Transfer  of such  purchase price  to  the acquiring
  Member.

            12.4 OPTION NOT EXERCISED. If the other Member does not give such Notice within the twenty (20) day period set forth in Section 12.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.


                                    ARTICLE 13

                      ABANDONMENT AND SURRENDER OF PROPERTIES

            13.1 SURRENDER OR ABANDONMENT OF PROPERTY. The Management Board may authorize the Manager for Mining to surrender or abandon part or all of the Properties. If the Management Board authorizes any such surrender or abandonment over the objection of a Member, the Company shall assign to the objecting Member, by quit claim deed and without cost to the objecting Member, all of the Company's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties. Notwithstanding any provision of this Section, the Members shall remain liable for Environmental Liabilities, Continuing Obligations and Environmental Compliance with respect to such surrendered property pursuant to Section 6.5.

            13.2 REACQUISITION. If any Properties are abandoned or surrendered under the provisions of this Article 13, then, unless this Agreement is earlier terminated, the neither the surrendering Member nor any of its Affiliates shall acquire any interest in such Properties or a right to acquire such Properties for a period of one (1) year following the date of such abandonment or surrender. If a Member reacquires any Properties in violation of this Section 13.2, the other Member may elect by Notice to the reacquiring Member within forty-five (45) days after it has actual notice of such reacquisition, to have such properties conveyed to the Company and made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Member and shall not be included for purposes of calculating the Members' respective Ownership Interests.


                                    ARTICLE 14

                                  CONFIDENTIALITY

            14.1 GENERAL.   This Agreement and  all information  with respect to
  this Agreement or the performance of the Company shall be the exclusive property of the Members and, except as provided in

  Section 14.2, shall not be disclosed to any third party or the public without the prior written consent of the other Member, which consent shall not be unreasonably withheld.

            14.2 EXCEPTIONS.   The consent  required by  Section 14.1  shall not
  apply to a disclosure:

                 (a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

                 (b)  To  any  third   party  to  whom  the   disclosing  Member
  contemplates a Transfer of all or any part of its Ownership Interest;

                 (c) To a governmental agency or to the public which the disclosing Member believes in good faith is required by applicable law or regulation or the rules of any stock exchange on which a Member's securities are traded;

                 (d)  To  the   lenders,   potential  lenders,   credit   rating
  agencies, or insurance providers or brokers of the Company or any Member; or

                 (e) To securities, financial or investment analysts of any Member, provided that before disclosure of such information to any such analyst the disclosing Member shall have provided to the non-disclosing Member a description or copy of the information to be disclosed.

  As to any disclosure pursuant to Subsection 14.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Members are obligated under this Article 14.

            14.3 DURATION OF CONFIDENTIALITY. The provisions of this Article 14 shall apply during the term of this Agreement and for two (2) years following termination of this Agreement pursuant to Section 6.4, 9.6(c)(ii) or 17.1(c), and shall continue to apply to any Member who withdraws, who is deemed to have withdrawn, or who Transfers its Ownership Interest, for two
  (2) years following the date of such occurrence.


                                    ARTICLE 15

                                  TRANSFERABILITY

            15.1 GENERAL. Except as otherwise specifically provided herein no Member shall have the right to Transfer (with or without consideration) all or any part of its Ownership Interest, directly, indirectly or beneficially. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer of Ownership Interests imposed by this Agreement in view of the Company's purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. In the event that any Member pledges or otherwise encumbers any of its Ownership Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article 15.

            15.2 PREEMPTIVE RIGHT. Except as otherwise provided in Section 15.3, if a Member desires to Transfer all or any part of its Ownership Interest, the other Member shall have a preemptive right to acquire such interests as provided in this Section 15.2

                 (a) A Member desiring to Transfer all or any part of its Ownership Interest shall first offer such interest to the other Member. The offer shall state the price and all other pertinent terms and conditions of the desired Transfer. The other Member shall have thirty (30) days from the date such offer is delivered to notify the transferring Member whether it elects to acquire the offered interest at the price and on the terms and conditions set forth in the offer. If it does so elect, the Transfer shall be consummated promptly after Notice of such election is delivered to the transferring Member.

                 (b) If the Member fails to so elect within the period provided for in Section 15.2(a), the transferring Member shall have one hundred twenty (120) days following the expiration of such period to market and consummate a Transfer at a price and on terms no less favorable than those offered by the transferring Member to the other Member in the Notice required in Section 15.2(a).

                 (c) If the transferring Member fails to consummate a Transfer within the period set forth in Section 15.2(b), the preemptive right of the other Member in such offered interest shall be deemed to be revived. Any subsequent efforts to Transfer such Ownership Interest shall be conducted in accordance with all of the procedures set forth in this Section 15.2.

            15.3 EXCEPTIONS TO PREEMPTIVE RIGHT. Section 15.2 shall not apply to the following:

                 (a) Transfer by a Member of all or any part of its Ownership Interest to its Affiliate, provided that if the transferee ceases to be an Affiliate of Hecla or SFPG, it shall be required to offer to sell such Ownership Interest to the other Member in accordance with Section 15.2 at a price equal to the fair market value of such Ownership Interest as determined by an independent appraiser agreed to by the Members;

                 (b) A corporate merger, consolidation, amalgamation or reorganization of a Member by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Member;

                 (c) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Member upon distribution to it pursuant to Section 11.5; or

                 (d) Transfer of all or any portion of the capital stock of a Member, provided that the Ownership Interest or Interests of such Member do not constitute more than 80% of the total assets owned by such Member.

            15.4 CONSENT TO TRANSFER. Notwithstanding any other provisions of this Agreement, no Member may Transfer its Ownership Interest without the express written consent of the other Member, which consent may be withheld for any reason, provided, however, that the provisions of this Section 15.4 shall not apply and any transferee of an interest in the Company in accordance with the terms of this Agreement shall be admitted to the Company upon execution and delivery to the Manager of a copy of this Agreement and/or any other documents or instruments requested by the Manager to reflect the terms of such transferee's admission, at any time when the requirement that the foregoing consent of Members is no longer necessary for the Company to be classified as a partnership for federal income tax purposes.


                                    ARTICLE 16

                   ADDITIONAL MEMBERS, SEPARATE OPERATING AREAS

            16.1 ADDITIONAL MEMBERS. From the date of the formation of the Company, any Person acceptable to the Management Board may become a Member in the Company either by the issuance by the Company of Ownership Interests for such consideration as the Members by their unanimous vote shall determine, or as a transferee of a Member's Ownership Interest or any portion thereof, subject to the terms and conditions of this Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Management Board may, at its option, when a new Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of

  Section 706(d)  of   the  Code  and   the  Treasury  Regulations   promulgated
  thereunder.

            16.2 SEPARATE OPERATING AREAS. If at any time during the term of this Agreement, the Management Board determines that it is advisable to conduct further Development or Mining within the Area of Interest, but separately from Operations at the Rosebud Mine, the Management Board shall designate which portion of the Properties will comprise the separate area (the "Separate Operating Area"), and the Members shall enter into a new agreement for the purpose of further Exploration, Development and Mining of the Separate Operating Area ("Separate Operating Agreement"). If the Management Board so determines, a separate Entity may be established to own and/or operate the Separate Operating Area. The Separate Operating Agreement shall provide that each Member's initial contribution to the Separate Operating Agreement shall be determined by multiplying its Ownership Interest by the fair market value of the Separate Operating Area as determined by a qualified independent appraiser acceptable to both Members. The Separate Operating Agreement shall also provide for the manner in which Products from the Separate Operating Area shall be processed, subject to SFPG's obligations with respect to processing as set forth in Section 5.3. Following execution of the Separate Operating Agreement, this Agreement shall terminate insofar as it affects the Properties included in the Separate Operating Area. The Ownership Interests of the Members in the Properties subject to the Separate Operating Agreement may differ from the Ownership Interests of the Members in the remainder of the Properties. If pursuant to a Separate Operating
  Agreement the Ownership Interest of a Member in the Properties subject thereto is reduced to fifteen percent (15%), such Ownership Interest shall be deemed Transferred to the other Member or its designee, subject to the conveyance to the Member whose Ownership Interest was Transferred of a two percent (2%) Net Returns Royalty in such Properties.


                                    ARTICLE 17

                     DISSOLUTION, WINDING UP AND CANCELLATION

            17.1 DISSOLUTION AND WITHDRAWAL.

                 (a)  The Company shall be dissolved only:

                      (i)  by the unanimous written agreement of all Members;

                      (ii)  as provided in Section 17.1(b); or

                      (iii) on the bankruptcy of any Member unless the other Member consents in writing to the continuation of the Company within ninety
  (90) days after the bankruptcy.

                 (b) A Member may elect to withdraw as a Member by giving Notice to the Company of the effective date of withdrawal, which shall be the later of the end of the then current Adopted Program and Budget or at least thirty (30) days after the date of the Notice. Upon such withdrawal, the Company shall dissolve unless in writing within ninety (90) days after the withdrawal the remaining Member elects to continue the Company, but all relevant terms of this Agreement shall continue and the withdrawing Member shall be deemed to have transferred to the Company or a designee of the other Member, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Member, all of its Ownership Interest. No withdrawal under this Section 17.1(b) shall relieve the withdrawing Member of its obligation to make contributions with respect to Operations for which it has agreed to make contributions and shall not affect its liability under Section 6.5.

                 (c) Except as provided in Section 17.1(a), the Company shall not dissolve and shall continue notwithstanding the expulsion, bankruptcy of any Member or the occurrence of any event that terminates the continued membership of any Member.

            17.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

                 (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. A Manager designated by the Management Board shall immediately proceed to wind up the affairs of the Company.

                 (b) If the Company is dissolved and its affairs are to be wound up, the designated Manager shall:

                      (i) Sell or otherwise liquidate all of the Assets as promptly as practicable (except to the extent the Management Board may determine to distribute any Assets to the Members in kind),

                      (ii) Allocate  any  gain,  income or  loss  resulting from such  sales  to the  Members'  Capital Accounts  in  accordance with
            Article 11,

                      (iii) Discharge  all liabilities of the Company, including liabilities to Members who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members for Distributions and the return of capital, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company),

                      (iv) Distribute  the  remaining  Assets  in the  following order:

                           (A) If any Assets are to be distributed in kind, the net fair market value of such Assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such Assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article 11 to reflect such deemed sale.

                           (B)  The  positive balance (if  any) of each Member's
                      Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Management Board, with any assets distributed in kind being valued for this purpose at their fair market value. Any such Distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

                 (c)  Upon a  liquidation within the  meaning of Section  1.704-
  1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall make, within the time periods required by the Treasury Regulations, contributions to the Company equal to the negative balance of such Member's Capital Account.

            17.3 NON-COMPETE  COVENANTS.   A  Member  that  is  deemed  to  have
  withdrawn pursuant to Sections 6.4, 9.6(b)(ii) or 17.1(b), shall not directly or indirectly acquire any interest in property within the Area of Interest for twelve (12) months after the effective date of withdrawal. If a withdrawing Member, or an Affiliate of a withdrawing Member, breaches this Section, such Member or Affiliate shall be obligated to offer to convey to the non-withdrawing Member, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Member at any time within forty-five (45) days after it is received by such non-withdrawing Member.
            17.4 CERTIFICATE OF CANCELLATION.   When all debts,  liabilities and
  obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members and the Manager responsible therefor has otherwise completed the winding up of the Company, a certificate of cancellation shall be executed and filed as required by the Act. Upon the filing of the certificate of cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

            17.5 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by Law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the Assets for the return of its Capital Contribution. If the Company's property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the contributions of one or more Members, such Members shall have no recourse against any other Member.


                                    ARTICLE 18

                                    ARBITRATION

            18.1 RESOLUTION OF DISPUTES. The Members shall resolve by arbitration as provided in this Article 18 all disputes between them (i) arising out of or relating to this Agreement, its interpretation, execution, validity, breach, application or termination, (ii) relating to the Company, including the adoption of Programs and Budgets as provided in Section 10.5(b), or (iii) arising out or relating to the Security Agreements.

            18.2 GENERAL PROVISIONS CONCERNING ARBITRATION. The arbitration shall be conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, as varied and supplemented by the provisions of this Article 18. If there is a conflict between the terms and conditions, either express or fairly implied, of this Agreement and the Commercial Arbitration Rules, the terms and conditions of this Agreement shall apply. Judgment may be entered on any arbitral award by any court of competent jurisdiction.

            18.3 SPECIAL ARBITRATION PROCEDURES FOR MATTERS ARISING UNDER SUBSECTION 10.5(b). In any arbitration of a matter submitted to arbitration pursuant to Subsection 10.5(b) the following shall apply:

            (a) The arbitration shall be heard and determined by one impartial arbitrator, chosen by the Members from a list of potential arbitrators submitted to the Members by the AAA. The arbitrator shall be knowledgeable concerning the mining industry and qualified by education, training and/or experience in the subject matter of the issue to be arbitrated. The arbitrator shall take an oath of impartiality prior to the commencement of the hearing.

            (b) The arbitration proceedings shall be conducted in accordance with the Expedited Procedures of the Commercial Arbitration Rules, except that:

                 (i) The list of potential arbitrators submitted to the Members need not be limited to individuals on the National Panel of Commercial Arbitrators.

                 (ii) The time for various procedures in the arbitration shall be as follows:

                           (A) Appointment of arbitrator - lists of potential arbitrators shall be returned to the AAA by the Members within ten (10) days after mailing of the lists.

                           (B) Objection to the appointment of an arbitrator within two (2) days after receipt of notice of appointment.

                           (C) Hearing - within fifteen (15) days after the appointment of the arbitrator, to be completed on consecutive days within ten (10) days after its commencement.

                           (D) Award - within ten (10) days after the close of the hearing.

            (c) There shall be no discovery as part of or in connection with any arbitration conducted pursuant to Subsection 10.5(b), and the Members hereby irrevocably waive all rights to conduct discovery.

            (d) The demand shall specify the Program and Budget which the Member wishes adopted for the ensuing period. The other Member shall, within ten (10) days after receipt of such a demand, notify the Member initiating the arbitration and the AAA of the

  Program and Budget it wishes to have adopted for the ensuing period.

            (e) The arbitrator shall be limited to selecting, as the only remedy or relief that may be awarded, the Program and Budget proposed in accordance with Subsection 18.3(d) by one or the other of the Members. The arbitrator shall not effect a compromise or award any relief or remedy, and shall have no authority to award any type or form of damages. Notwithstanding the foregoing, the arbitrator shall be authorized to impose sanctions for abuse or frustration of the arbitration process.

            (f)  The  arbitrator  shall  award  to  the  Member  whose  proposed
  Program and Budget is selected by the arbitrator all of its pre-award costs of arbitration, including the arbitrator's fee, administrative and other fees paid to the AAA, witness fees, experts fees, travel expenses, and its attorneys' fees.

            (g) In determining which of the Members' proposed Programs and Budgets to adopt, the arbitrator shall determine which proposal would better contribute to the reasonable, prudent and efficient Exploration Development and Mining of the Properties, or Processing of ores, as the case may be, consistent with the purposes of the Company set forth in Section 3.1. The financial condition or business plans of the Members shall not be deemed relevant or considered in the arbitrator's determination.


                                    ARTICLE 19

                             MISCELLANEOUS PROVISIONS

            19.1 NOTICES. All notices, demands and other required or permitted communications (each a "Notice") to either Member shall be in writing, and shall be addressed respectively as follows:

            If to Hecla:        6500 Mineral Drive,
                                Coeur d'Alene,
                                Idaho, 83814

                      Attention: VP General Counsel

                      Telephone: (208) 769-4100
                      Facsimile: (208) 769-7612

                 With a Copy to: V.P. Metal Mining
                      Telephone:  (208) 769-4100
                      Facsimile:  (208) 769-4107

            If to SFPG:         6200 Uptown Blvd. N.E., Suite 400
                                Albuquerque NM  87110

                      Attention: LeRoy E. Wilkes
                                 Chief Operating Officer

                      Telephone: (505) 880-5300
                      Facsimile: (505) 880-5435

  All Notices shall be given (a) by personal delivery to an officer of the Member, or (b) by electronic communication, with a confirmation of transmission sent by registered or certified mail return receipt requested,
  (c) by registered or certified mail return receipt requested; or (d) by nationally recognized overnight or other express courier service. All Notices shall be effective and shall be deemed delivered on the date of receipt if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt. Either Member may change its address for Notice by Notice to the other Member.

            19.2 APPLICATION  OF  DELAWARE   LAW.    This  Agreement,   and  the
  application of interpretation hereof, shall be governed exclusively by its terms and by the Laws of the State of Delaware, and specifically the Act.

            19.3 WAIVER  OF  ACTION  FOR PARTITION.    Each  Member  irrevocably
  waives during the term of the Company any right that it may have to maintain any action for partition with respect to the Properties.

            19.4 AMENDMENTS.   This Agreement may  not be amended  except by the
  unanimous written agreement of all of the Members.

            19.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any applicable Laws, rules or regulations.

            19.6 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

            19.7 HEADINGS AND PRONOUNS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

            19.8 WAIVERS. The failure of any Member to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. All waivers of rights under this Agreement shall be in writing, identified as a waiver and signed by the Member who is waiving the rights.

            19.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and in addition to any other rights the parties may have by Law or otherwise. The use of any one right or remedy by any Member shall not preclude or waive the right to use any or all other remedies, provided that multiple recovery of loss or damage shall not occur.

            19.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application there of shall not be affected and shall be enforceable to the fullest extent permitted by Law.

            19.11 SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Members and, to the extent permitted by this Agreement, their respective successors and assigns.

            19.12   COUNTERPARTS.     This   Agreement   may  be   executed   in
  counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            19.13 FORCE MAJEURE. Except for the obligation to make payments when due hereunder, the obligations of a Manager shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Manager to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; action or inaction by any federal state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Manager; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse





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

  weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing ("Force Majeure"). If an event of Force Majeure occurs, the Manager shall promptly give Notice to the Company of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Manager shall resume performance as soon as reasonably possible.

            19.14 RULE AGAINST PERPETUITIES.   The Members intend that  the Rule
  Against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Agreement.

            19.15 INVESTMENT REPRESENTATIONS. The Members understand (1) that the Ownership Interests evidenced by this Agreement have not been registered under the Securities Act of 1933 or any state securities laws (the "Securities Acts") because the Company is issuing these Ownership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Ownership Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Ownership Interests were acquired by a Member with a view to distribution.

            Accordingly, each Member hereby confirms to the Company and each other Member that such Member is acquiring the Ownership Interests for such own Member's account, for investment and not with a view to the resale or distribution thereof. Neither Member shall Transfer or offer to Transfer any of portion of the Ownership Interests unless there is an effective registration or other qualification relating thereto under the Securities Acts or unless the holder of Ownership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under the Securities Acts is not required in connection with such Transfer or offer. Each Member acknowledges that the Company is under no obligation to register the Ownership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date, wish to dispose of the Ownership Interest. Furthermore, each Member realizes that the Ownership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Ownership Interest has been beneficially owned and fully paid for by such Member for at least three (3) years.






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

            Each Member, prior to acquiring an Ownership Interest, has made an investigation of the Company and its proposed business, and has had made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire the Ownership Interest. Each Member considers itself to possess experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Ownership Interest.

            IN WITNESS WHEREOF, the Members have executed this Agreement as of the year and date first above written.



                   Santa Fe Pacific Gold Corporation


                   /s/ Bruce D. Hansen
                   --------------------------------------------
                   Senior Vice President, Corporate Development
                   --------------------------------------------


                   Hecla Mining Company


                   /s/ Roger A. Kauffman
                   ---------------------------------------------
                   Executive Vice President & Chief Operating Officer












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